UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ITRON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITRON, INC.

2111 N. Molter Road

Liberty Lake, Washington 99019

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 14, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. will be held at The Hilton Greenville in the Congaree Room, at 45 West Orchard Park Drive, Greenville, South Carolina, at 8:00 a.m., local time, on Wednesday, September 14, 2016, for the following purposes:

(1)	to elect six directors to the Itron, Inc. Board of Directors;

(2)	to approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2015;

(3)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for the 2016 fiscal year; and

(4)	to transact any other business that may properly come before the annual meeting.

The Board of Directors has established the close of business on July 25, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Members of the Company’s management will not make any formal presentation as part of the annual meeting, but will be available to address questions from shareholders, as appropriate. In addition, all of our director nominees together with those directors continuing in office will attend the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER ANNUAL MEETING TO BE HELD ON SEPTEMBER 14, 2016:

Our proxy statement is attached. Financial and other information concerning Itron is contained in our Annual Report to Shareholders for the 2015 fiscal year. The proxy statement and our Annual Report are available for all shareholders at www.edocumentview.com/ITRI

Your vote is very important. To ensure representation at the annual meeting, shareholders are urged to vote as promptly as possible. To vote your shares, please refer to the voting instruction form on the website noted above, or review the section titled “Quorum and Voting” beginning on page two of the accompanying proxy statement. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

By Order of the Board of Directors,

Shannon M. Votava
Corporate Secretary

Liberty Lake, Washington

August 3, 2016

DIRECTIONS TO 2016 ANNUAL MEETING	Back Cover

PROXY STATEMENT

This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by our Board of Directors of proxies for use at the 2016 Annual Meeting of Shareholders. The meeting will be held in the Congaree Room of The Hilton Greenville, located at 45 West Orchard Park Drive, Greenville, South Carolina, at 8:00 a.m., local time, on Wednesday, September 14, 2016, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. The Company’s principal executive office is at 2111 North Molter Road, Liberty Lake, Washington 99019.

Internet Availability of Annual Meeting Materials

Our proxy materials will be available for you to access over the Internet. On or about August 3, 2016, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (Notice) directing shareholders to the website provided on the Notice where they can access our proxy materials and view instructions on how to vote via the Internet or by phone. The Notice will also provide instructions for obtaining paper copies of the proxy materials and a proxy card, if requested by a shareholder.

The following proxy materials will be available for you to review online:

¡	The Company’s Notice of Annual Meeting of Shareholders;

¡	The Company’s 2016 Proxy Statement;

¡	The Company’s Annual Report to Shareholders for the year ended December 31, 2015 (which is not deemed to be part of the official proxy soliciting materials); and

¡	Any amendments to the foregoing materials that may be required to be furnished to the shareholders by the Securities and Exchange Commission (SEC).

Proposals to Be Voted On at the Annual Meeting

At the annual meeting, we will consider and vote on the following proposals:

(1)

to elect six directors to the Itron, Inc. Board of Directors; two for a term of one year (until our 2017 annual meeting of shareholders), one for a term of two years (until our 2018 annual meeting of shareholders), and three for terms of three years (until our 2019 annual meeting of shareholders);

(2)	to approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2015 (the “Say-on-Pay” vote);

(3)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for the 2016 fiscal year; and

(4)	to transact any other business that may properly come before the annual meeting.

Record Date and Outstanding Shares

Holders of record of our common stock at the close of business on July 25, 2016, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 38,242,461 shares of our common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the six directors to be elected and one vote on each other matter to be voted on at the annual meeting. Each of our directors and executive officers intends to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of: (1) the election of the nominees for director; (2) the advisory approval of the compensation we paid our named executive officers in 2015; and (3) the ratification of Deloitte & Touche LLP as our independent registered public accountant.

Quorum and Voting

Each shareholder is entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of common stock on the record date will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee who does not have the authority, express or discretionary, to vote on a particular matter) on any of the proposals to be voted on will be counted only for purposes of determining the presence of a quorum.

You may vote your shares in one of several ways, depending on how you own your shares.

Registered Shareholders (Shares held in your name)

Registered shareholders can vote in person, by Internet, by telephone or by mail, by casting their vote as follows:

1)

Accessing the Internet website specified in the Notice of Internet Availability and following the instructions provided on the website (or if printed copies of the proxy materials were requested, as specified in the printed proxy card); or

2)

Requesting a printed proxy card and either calling the telephone number specified on the proxy card and following the instructions provided on the phone line, or completing, signing, dating and promptly mailing the proxy card in the envelope provided; or

3)	Attending and voting in person at the annual meeting.

Beneficial Shareholders (Shares held in the name of a broker, bank or other holder of record on your behalf)

If your shares are held in the name of a broker, bank, or other nominee or holder of record, follow the voting instructions on the voting instruction form provided to you by the holder of record to vote your shares.

Proposal One – Election of Directors: Each nominee for director is elected by the vote of the majority of the votes cast with respect to that director’s election. Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares in the election of directors, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number one to the holder of record for your shares, they will not be voted in the election of directors.

Proposal Two – Say-on-Pay Vote (non-binding): The advisory (non-binding) vote on this proposal will be approved if the number of votes cast “for” the proposal exceeds the number of votes cast “against” approval of the proposal. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares for this proposal, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number two to the holder of record for your shares, they will not be counted in the vote for this proposal.

Proposal Three – Ratification of Appointment of Independent Auditor: The appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2016 will be ratified if the majority of the votes cast are in favor of the proposal. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do have discretionary authority to vote shares on this matter. Therefore, there will be no broker non-votes on the ratification of the Company’s independent registered public accountant.

Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the annual meeting, the shares represented by the proxy will be voted as follows: (i) FOR all three proposals; and (ii) in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting.

Revocability of Proxies

Shares represented at the annual meeting by properly signed proxies will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy at any time before the vote. Mere attendance at the annual meeting will not revoke a proxy. A proxy may be revoked only by:

¡	submitting a later-dated proxy by mail, by Internet or by telephone for the same shares at any time before the proxy is voted;

¡	delivering written notice of revocation to the Corporate Secretary of Itron at any time before the vote; or

¡	attending the annual meeting and voting in person.

If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

Proxy Solicitation

For the 2016 annual meeting, we have retained Innisfree M&A Incorporated to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $9,000, plus expenses. Proxies may be solicited by personal contact, mail, email, telephone, or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers, and employees may also solicit proxies personally or by telephone, without additional compensation.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors (Board) is divided into three classes, with each director holding office for a three-year term or until his or her successor has been elected and qualified. At the annual meeting, two directors who were elected to the Board effective June 1, 2015, Mr. Jaehnert and Ms. Tremblay, have been nominated for terms of one year (Class 1) and three years (Class 3), respectively, or until their respective successors are duly elected and qualified. In addition, Messrs. Lande and Mainz, directors elected to the Board effective December 10, 2015 and January 1, 2016, respectively, have been nominated for terms of one year (Class 1) and two years (Class 2), respectively, or until their respective successors are duly elected and qualified. Shareholders are also being asked to re-elect two Class 3 directors for terms of three years or until their successors are duly elected and qualified. Unless authority is withheld, the persons named as proxies will vote for the election of the nominees listed below. If any of the nominees become unavailable to serve, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Our Board has nominated the following persons for election to the Board. Each nominee is currently a director and has indicated that he or she is willing and able to continue to serve as a director.

Class 3 (to serve until the 2019 annual meeting)

Lynda L. Ziegler

Thomas S. Glanville

Diana D. Tremblay

Class 2 (to serve until the 2018 annual meeting)

Peter Mainz

Class 1 (to serve until the 2017 annual meeting)

Jerome J. Lande

Frank M. Jaehnert

We have concluded that each of the nominees for re-election, as well as the other directors who will continue in office, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board. As described below in their biographies and the section “Director and Director Nominee Qualifications” that follows, the qualifications of our directors and director nominees support our conclusion that each of the individuals should serve as a director in light of our current business operations and structure.

THE BOARD RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE SIX NOMINEES FOR DIRECTOR.

Retiring Director – Class 3

Sharon L. Nelson, age 69, has been a director of Itron since 2003 and her current term will expire at the 2016 Annual Meeting. Ms. Nelson has elected not to stand for re-election to the Board and will therefore retire from the Board. We at Itron recognize and appreciate Ms. Nelson’s dedication and service to the Company during her tenure on the Board. Her position as a Class 3 director will be filled by Diana D. Tremblay upon Ms. Tremblay’s election by the shareholders at the 2016 Annual Meeting.

Appointment of New Directors by the Board – Increase in Size of Board

Effective June 1, 2015, the Board elected Frank M. Jaehnert and Diana D. Tremblay to the Board, which increased the number of directors serving on our Board from ten to twelve. Subsequently, on December 10, 2015, the Board elected Jerome J. Lande to the Board effective immediately, and Peter Mainz to the Board effective January 1, 2016, which increased the Board to thirteen members at the end of 2015, and to fourteen members effective January 1, 2016. Messrs. Lande and Mainz were appointed directors by the Board in accordance with a Cooperation Agreement amongst each of them, CopperSmith Capital Management LLC (for which Mr. Lande previously served as a managing partner) and affiliates, and the Company. As stated above, all four of these directors are nominees for election by the shareholders at the 2016 Annual Meeting. See also “Retiring Director – Class 3”above.

Nominee to Serve until 2017 (Class 1)

Jerome J. Lande (age 40) was elected a director by the Board in December 2015. He serves as the Head of Special-Situation Investments at Scopia Capital Management LP. He was previously the Managing Partner of Coppersmith Capital Management LLC (Coppersmith), an asset management firm focused on equity investing in small to mid-cap markets and in long-term value creation, which he co-founded in April 2012. Prior to co-founding Coppersmith, Mr. Lande was a partner of MCM Capital Management, LLC, the general partner of MMI Investments, LP, a small-cap investment fund founded in 1996 to employ private equity investing methodologies in public equities, and where Mr. Lande oversaw research, trading and activism from 1998 to 2011. Prior to that time, he was associated with other equity investment firms where he was directly involved with corporate development as well as equity growth. Mr. Lande is a member of the board of directors of CONMED Corporation, a public, global medical technology company whose shares are traded on the NASDAQ stock exchange, where he also serves on the compensation and strategy committees.

Mr. Lande brings to the board financial and investing acumen gained through his many years of experience at several equity investment firms. Since his firm Scopia (and affiliates) is a principal shareholder of the Company, Mr. Lande also provides an understanding of an investor’s perspective of Itron and its operations as they relate to shareholder value.

Frank M. Jaehnert (age 58) was elected a director by the Board in May 2015. Mr. Jaehnert held several roles from 1995 to 2013 with Brady Corporation, a publicly traded manufacturer and marketer of complete solutions that identify and protect premises, products and people. This included President and Chief Executive Officer from 2003 to 2013, Senior Vice President and President of a business line from 2002 to 2003, and Vice President and Chief Financial Officer from 1996 to 2001. Prior to joining Brady Corporation, Mr. Jaehnert held various financial and management positions for Robert Bosch GmbH, a German entity. Mr. Jaehnert serves on the board of directors of Nordson Corporation, which he joined in 2012, and Briggs & Stratton Corporation, which he joined in 2014. Nordson (NASDAQ: “NDSN”) and Briggs & Stratton (NYSE: “BGG”) are both publicly traded large manufacturing companies. Mr. Jaehnert also serves on the audit and finance committees of Briggs & Stratton and the audit committee of Nordson.

Mr. Jaehnert has extensive, broad-based international business and executive management and leadership experience. Mr. Jaehnert’s diverse background and his experience with geographic expansion and acquisitions as well as his experience serving on other public company boards bring valuable perspectives to the Board.

Nominee to Serve until 2018 (Class 2)

Peter Mainz (age 52) was elected a director by the Board effective January 1, 2016. Mr. Mainz served as a Non-Executive Director of Cyan Holdings Plc (London Stock Exchange (LSE): “CYAN”) from 2014 until 2015, stepping down from that position upon his appointment to the Itron Board. Mr. Mainz also served as President, Chief Executive Officer and a director of Sensus Inc., a global solutions company (and competitor of Itron) offering smart meters, communications systems, software, and services for the electricity, gas and water industries, from 2008 until 2014. Prior to that, he served as the Chief Financial Officer of Sensus from 2003 to 2007 and also served as the Executive Vice President of Operations for one year.

Mr. Mainz brings to the Board more than 20 years of financial and communication systems business expertise that includes operational and commercial executive leadership expertise. Mr. Mainz’s experience with the smart metering industry brings valuable industry and innovative knowledge to the Board.

Nominees to Serve until 2019 (Class 3)

Lynda L. Ziegler (age 64) has been a director since 2013 and was elected Vice Chairman of the Board in 2015. Ms. Ziegler retired from Southern California Edison (SCE), one of the largest electric utilities in the U.S. (and a customer of Itron), whose parent is Edison International. During her tenure at SCE, she held various management positions related to customer program offerings, customer service, development, communication and implementation of energy efficiency programs, marketing and communication of smart meters, and generally led all aspects of delivering power to almost 5 million customers. From 2006 to 2011, Ms. Ziegler was Senior Vice President of Customer Service, and from January 1, 2011 until her retirement in September of 2012, she served as Executive Vice President of Power Delivery Services, where she was responsible for transmission and distribution construction and maintenance, customer service, information technology (IT), and support services including procurement and real estate management. In the past she has served on the advisory committee for power delivery and utilization at the Electric Power Research Institute (EPRI), and was a founding member of the Board of the Association for Women in Water and Energy.

Ms. Ziegler brings to the Board her extensive background with public utilities, especially with her recent responsibilities in the industry related to smart meters and customer relations from the utility perspective. Her breadth of knowledge of software services, transmission and distribution construction and maintenance, IT, and business development adds to the diverse business backgrounds of our other members of the Board.

Thomas S. Glanville (age 58) has been a director since 2001. Since 2003, Mr. Glanville has been the Managing Partner of Eschelon Energy Partners, LP, Eschelon Advisors, LP, and affiliates, providing energy and private equity investment and advisory services. From 1999 to 2002, Mr. Glanville served as Vice President of Technology and New Ventures for Reliant Energy, Inc., one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. In September 2015 he was appointed to the board of directors of Mitcham Industries, Inc. (NASDAQ: MIND), a publicly traded seismic equipment company, where he also serves as chair of the board’s audit committee. He currently serves on the board of directors of a privately-held oil and gas exploration and production company, Strand Energy, LLC. He served as Chairman of the Texas TriCities Chapter of the National Association of Corporate Directors (Houston, Austin, San Antonio) from 2011 through June 2016.

Mr. Glanville brings to the Board financial expertise, industry-related experience through his association with Reliant Energy, energy sector exposure through the Eschelon entities and Mitcham Industries, and technology skills that include his involvement with electric metering studies and research while he was Vice President of Technology and New Ventures for Reliant Energy.

Diana D. Tremblay (age 56) was elected a director by the Board in May 2015. Since July 2013, Ms. Tremblay has served as the Vice President of Global Business Services of General Motors Company (NYSE: GM). She has been with that company since 1977, and during her tenure at GM, she has held a variety of positions in engineering, manufacturing and labor relations, including direct operational responsibility for over 50,000 employees. As leader of the newly formed Global Business Services business unit, she is charged with streamlining administrative processes around the world to improve service quality, reduce complexity, and achieve cost efficiencies in such areas as finance, human resources, real estate, purchasing, asset management, and master data.

Ms. Tremblay brings to the Board her broad business experience that includes her previous roles at GM as an engineer, plant manager, head of manufacturing, and lead labor relations negotiator, which together with her knowledge of business services and global manufacturing processes, provide additional international, administrative, and manufacturing perspectives to the Board.

Directors Continuing in Office until 2017 (Class 1)

Jon E. Eliassen (age 69) has been a director since 1987 and has served as our Chairman of the Board since January 1, 2010. In September 2013 he retired as the President, Chief Executive Officer, and member of the board of directors of Red Lion Hotels Corporation, an NYSE traded company headquartered in Spokane, Washington, where he had served as President and CEO since January 2010. From 2003 until 2007, Mr. Eliassen was President and Chief Executive Officer of the Spokane Area Economic Development Council, and from 1970 until 2003, he held numerous positions within Avista Corporation, a company involved in the production, transmission, and distribution of electricity and natural gas, before retiring in 2003 as Senior Vice President and Chief Financial Officer, a position he had held since 1986. In addition, Mr. Eliassen is a member of the board of directors of ITL, Inc., a privately held technology company, and was a member of the board of Red Lion Hotels Corporation from September 2003 to September 2013.

In addition to his experience as President and Chief Executive Office of an NYSE traded hospitality company, Mr. Eliassen has an extensive background with public utilities and the utility industry in general. He contributes to our Board the knowledge gained from his association with a public utility that includes extensive financial experience with accounting, auditing, strategic planning, business development, and financing strategy, as well as merger and acquisition involvement that has included due diligence processes, company and business valuation techniques, and financial analyses. In addition, Mr. Eliassen has been a principal or general partner in venture capital firms with expertise in evaluating businesses and has several years’ experience as an expert witness before utility regulatory commissions in matters relating to financial strategy and policy, credit ratings, cost of capital, and capital structure.

Charles H. Gaylord, Jr. (age 71) has been a director since 2006. Mr. Gaylord has been a private technology investor focusing on software and communications since 1994. Until his retirement in 1994, Mr. Gaylord was Executive Vice President for Intuit Inc., a leading developer of personal and small business finance software programs such as “Quicken” and “QuickBooks”. From 1990 to 1993, he served as Chairman and Chief Executive Officer of ChipSoft, Inc., the original publisher of the tax preparation software program “TurboTax”. Mr. Gaylord is a member of the board of directors and a member of the compensation committee of Proximetry Inc., a privately-held company, and is a former member of the advisory board of Technology Crossover Ventures I, an investment firm that invests primarily in private and public information technology companies.

During various periods from 1990 to approximately 2002, Mr. Gaylord was a member of the boards of directors and served on the compensation committees of the following public companies: Stac, Inc.; HNC Software, Inc.; Maxis, Inc.; and Retek, Inc.; and also served as a director of a number of private technology companies. His wealth of knowledge of software services, brand marketing, IT technology, and business development adds to the diverse business backgrounds of our other members of the Board.

Gary E. Pruitt (age 66) has been a director since 2006. From 2002 until his retirement in October 2009, Mr. Pruitt was the Chief Executive Officer of Univar N.V., a chemical distribution company with distribution centers in the U.S., Canada, and Europe, where he also served as chairman of the board until November 2010. He had been associated with Univar and related entities since 1978 and held a variety of senior management positions within Univar and Van Waters & Rogers, Inc., which ultimately became Vopak USA Inc. Mr. Pruitt has also worked at Arthur Andersen & Co. as a chartered accountant. He currently serves on the board of Premera Blue Cross, and on the boards of directors of the following NYSE traded companies: Public Storage, Inc.; Esterline Technologies Corporation; and PS Business Parks, Inc. Mr. Pruitt also serves on the executive, compensation, and nominating and corporate governance committees of Esterline and on the audit committees of Public Storage and PS Business Parks.

Mr. Pruitt brings to the Board his experience as a chief executive officer of a multi-national company and all the business attributes required of that position, along with operational and manufacturing expertise through his various other management positions held with Univar. His public accounting financial background and other public board experiences provide strategic and global perspectives on our business as well.

Timothy M. Leyden (age 64) was elected a director by the Board effective March 2015. For the past eight years, Mr. Leyden has been associated with Western Digital Corporation (WDC), a NASDAQ company that manufactures hard-disk drives (HDDs) used to record, store and recall volumes of data. WDC is also a leader in solid-state drives (SSDs). He served as WDC’s Executive Vice President of Finance and Chief Financial Officer from 2007 to 2010, and as its Chief Operating Officer from 2010 to 2012. He served as President of Western Digital, one of WDC’s two operating subsidiaries, from 2012 to 2013, and then returned to WDC as its Chief Financial Officer in 2013 until January 2015, when he retired. WDC currently has manufacturing facilities in the

U.S., China, Japan, Malaysia, the Philippines, Singapore and Thailand, as well as sales offices worldwide. Prior to joining WDC, Mr. Leyden was Vice President and then Senior Vice President of Finance and Chief Financial Officer for Sage Software PLC, a customized software solutions business, from 2001 to 2007. Mr. Leyden serves on the board of directors of Oakgate Technology, Inc., a privately-held company that provides test, validation and benchmarking products and services to the storage industry. He also serves on the board of directors of Virtium LLC, a private company that provides storage and memory innovation for various imbedded industrial segments.

Mr. Leyden brings to the Board a mix of financial and operational experience (in both hardware and software industries), in addition to a background that includes mergers and acquisitions and integration experience related to the assimilation of acquired companies into both WDC and Sage Software. His prior experience with overseeing global manufacturing, engineering, marketing, and sales operations, when combined with his financial and accounting background, adds a depth of international insight to the Board.

Directors Continuing in Office until 2018 (Class 2)

Kirby A. Dyess (age 70) has been a director since 2006. Ms. Dyess is a principal in Austin Capital Management LLC where she invests in and assists early stage companies. Prior to forming Austin Capital Management LLC in 2003, Ms. Dyess spent 23 years at Intel Corporation where she most recently served as its Corporate Vice President and as Director of Operations for Intel Capital, until her retirement in December 2002. While at Intel, she also served as Vice President and Director of New Business Development and Corporate Vice President and Director of Human Resources worldwide. Ms. Dyess previously served on the board of directors and as chairman of the compensation committee of Viasystems Group Inc., a public company whose shares were traded on the NASDAQ stock exchange prior to its acquisition by TTM Technologies last year. She currently serves on the board of Complí, a privately-held company that provides compliance software to companies, and chairs the board of Prolifiq SW Inc., a privately-held enterprise software company. In 2009, Ms. Dyess was elected to the board of directors of Portland General Electric (PGE), a public utility whose shares are traded on the NYSE, where she serves as a member of its audit committee and chairs the compensation and human resources committee.

Due to her positions at Intel Corporation and her more recent due diligence and investment in numerous early stage technology companies, Ms. Dyess provides the Board with a strong background in technology, brand marketing, human resources, mergers and acquisitions, and business development, in addition to business innovation and research and development knowledge.

Philip C. Mezey (age 56) has been a director since 2013. He was President and Chief Operating Officer of Itron’s Energy segment from March 2011 until December 31, 2012. Effective January 1, 2013, he was elected Itron’s President and Chief Executive Officer. Mr. Mezey joined Itron in March 2003 as Managing Director of Software Development for Itron’s Energy Management Solutions Group as part of Itron’s acquisition of Silicon Energy Corp., where he had most recently served as its Senior Vice President of Product Development and Strategy. Mr. Mezey was promoted to Group Vice President and Manager of Software Solutions in 2004. In 2005, he became Senior Vice President Software Solutions, and in 2007 Mr. Mezey became Senior Vice President and Chief Operating Officer Itron North America.

Mr. Mezey brings to the Board more than 13 years of experience in research and development, manufacturing, and business development for metering software and related services. While at Silicon Energy Corp., he managed the marketing department, and was directly involved with a number of mergers and acquisitions prior to Itron’s acquisition of that company. During his tenure at Itron, he has had extensive exposure to international systems and utilities throughout the world, and, as the only employee director, Mr. Mezey provides the Board with valuable insight into management’s views and perspectives, as well as the day-to-day operations of Itron.

Daniel S. Pelino (age 59) has been a director since 2014. Mr. Pelino joined International Business Machines Corp (IBM) in 1980, and currently serves as General Manager of its public sector business, with a focus on government, education, healthcare, and life sciences industries, including IBM’s Smarter Cities initiative.

Mr. Pelino is a recognized expert in the public sector. He and his team have helped organizations, states and countries transform and digitize their systems. Additionally, he has advised government officials around the world, is a frequent contributor to the public sector dialogue having appeared on numerous news media programs, and has been quoted in various national and global publications. Mr. Pelino currently serves on the executive committee for the Patient Centered Primary Care Collaborative and on the board of directors of the Healthcare Executive Network.

Mr. Pelino provides the Board with a strong background in technology, brand marketing, and business innovation and development. With his worldwide experience in governmental business and strategies, he brings a current global business perspective to the Board. In addition, Mr. Pelino’s knowledge of digitized services created for economic development adds invaluable insight to the Company’s smart metering systems and strategies for its utility customers.

Director and Director Nominee Qualifications

Our Corporate Governance Committee assists the Board in reviewing the business and personal background of each of our directors with respect to Itron’s business and its business goals. Our skill criteria for our Board members includes the following: executive leadership experience; functional knowledge of technology and technology applications; international business experience; knowledge of the utility and energy industry; marketing and sales experience; financial experience gained from a chief financial officer position, a CPA or other financial reporting background; expertise in manufacturing or software services; experience as an independent board member with a public company; and experience in business integrations, including mergers and acquisitions. In addition, we look for the following personal criteria: an effective negotiator, listener, and team player; a visionary with a strategic and global perspective; a successful leader with a proven record of accomplishments; a problem-solver; an effective decision-maker; and a person who will take a strong interest in the Company.

Our Corporate Governance Committee generally considers diversity as one of several factors relating to overall composition when making nominations to our Board. While we do not have a formal policy governing how diversity is considered, the Corporate Governance Committee generally considers diversity by examining the entire Board membership and, when making nominations to our Board, by reviewing the diversity of the entire Board. The Corporate Governance Committee construes Board diversity broadly to include many factors. As a result, the Corporate Governance Committee strives to ensure that our Board is represented by individuals with a variety of different opinions, perspectives, personal, professional, and industry experience and backgrounds, skills, and expertise. Currently, of the 13 independent directors on our Board, 5 are either former CFOs or former CEOs, 6 are under the age of 60, 5 have global business experience, and 4 are women, including our Vice Chairman of the Board.

When the Corporate Governance Committee considers candidates to be recommended to the Board for inclusion on the slate of director nominees for the next annual meeting of shareholders, it creates a matrix for each candidate to address our criteria. In addition to the qualities described in the individual director biographies, the following matrix summarizes the skills and attributes of our directors and director nominees for 2016 that we believe are essential to our business:

Director Qualifications and Attributes

	Kirby Dyess	Jon Eliassen	Frank Jaehnert	Charles Gaylord	Thomas Glanville	Jerome Lande	Tim Leyden	Peter Mainz	Philip Mezey	Dan Pelino	Gary Pruitt	Diana Tremblay	Lynda Ziegler
Senior leadership/ CEO/COO experience	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö		Ö
Business development experience	Ö	Ö	Ö	Ö	Ö	Ö	Ö		Ö	Ö	Ö	Ö	Ö
Financial expertise/CFO		Ö	Ö	Ö	Ö	Ö	Ö	Ö		Ö	Ö
Public board experience	Ö	Ö	Ö	Ö	Ö	Ö		Ö		Ö	Ö
Independence	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö		Ö	Ö	Ö	Ö
Industry expertise		Ö			Ö			Ö	Ö				Ö
Industry expertise – global	Ö				Ö		Ö	Ö	Ö		Ö
Operational – manufacturing expertise						Ö	Ö	Ö	Ö		Ö	Ö
IT/technology/R&D/ Telecom expertise	Ö	Ö		Ö	Ö		Ö	Ö	Ö		Ö
Marketing/sales expertise	Ö					Ö			Ö	Ö	Ö		Ö
Hardware/software services expertise	Ö			Ö				Ö	Ö	Ö			Ö
Government expertise													Ö
Mergers and Acquisitions	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Demonstrated integrity-personal and professional	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö

We have concluded that all of our directors, including the nominees for re-election, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board and to contribute to the overall success of our Company. We believe that the diverse background of each of our Board members ensures that we have a Board that has a broad range of industry-related knowledge, experience, and business acumen. See also “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

MORE INFORMATION ABOUT OUR DIRECTORS

COMPENSATION OF DIRECTORS

The compensation paid to our directors has remained the same since 2011, except for the compensation paid to the Vice Chairman and the Value Enhancement Committee members, both of which were established in 2015, as described below. Both equity and cash compensation was determined using benchmark data from our peer companies provided by the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co. In 2015, our Corporate Governance Guiding Principles were amended to provide for the position of Vice Chairman, and the compensation for that position is described below. See also “Leadership Structure of the Board of Directors” in this proxy statement.

Director Fees. Our non-employee directors (other than our Chairman and Vice Chairman) receive an annual retainer of $165,000, with $65,000 paid in cash and $100,000 paid in shares of our common stock. For our Chairman, the annual retainer paid is $230,000, with $110,000 paid in cash and $120,000 paid in shares of our common stock. For our Vice Chairman, the annual retainer paid is $200,000, with $100,000 paid in cash and $100,000 paid in shares of our common stock. Members of the Audit/Finance Committee and the Value Enhancement Committee receive an additional annual retainer of $10,000, paid in cash, and members of our Compensation and Corporate Governance Committees receive an additional annual retainer of $6,500 and $5,000, respectively, paid in cash. The Committee Chairs for the Corporate Governance and Compensation Committees receive an additional annual retainer of $15,000, and the Chairs of the Audit/Finance Committee and Value Enhancement Committee receive an additional annual retainer of $20,000, all paid in cash on a quarterly basis. Our Chairman receives no additional retainers for serving on any of our committees.

For new non-employee directors, we issue restricted stock units (RSUs) equal in value to 50% of the annual cash retainer (currently at $65,000 for directors other than the Chairman and Vice Chairman) upon the individual’s election to the Board, with the RSUs vesting ratably over three years. Shares of our common stock and RSUs granted to non-employee directors that are issued as compensation are issued under our Amended and Restated 2010 Stock Incentive Plan.

In 2014 we adopted a policy that, upon attainment of age 65, a Director can choose to receive all of his or her retainer in cash, provided they continuously meet the stock ownership guidelines described in the following paragraph.

Stock Ownership Guidelines. Since 2006, we have maintained stock ownership guidelines for our non-employee directors. We expect our directors to purchase (or hold) shares equal to five times their annual cash retainer within five years from their initial appointment or election as a director, or to be making progress towards meeting the guidelines. For our Chairman that equates to $550,000 worth of stock, for our Vice Chairman that equates to $500,000 worth of stock, and for the other directors, it equates to $325,000 worth of stock. All of our non-employee directors currently comply with these ownership guidelines, with the exception of our recently elected non-employee directors, Daniel Pelino, Timothy Leyden, Diana Tremblay, Frank Jaehnert, Jerome Lande and Peter Mainz, all of whom joined the Board within the last two years, and Lynda Ziegler whose guidelines were increased in 2015 upon her election as Vice Chairman. All of these directors are making progress towards their goals.

Deferred Compensation Plan. Pursuant to the Company’s Amended and Restated Executive Deferred Compensation Plan dated January 1, 2012, our non-employee directors are eligible to participate in that plan, and may defer up to 100% of any director fees and 100% of any RSUs that he or she anticipates receiving into a nonqualified account.

2015 Director Compensation Table (for all non-employee Directors)

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (15)	Option Awards ($) (16)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (17)	Total ($)
Kirby Dyess (1)	180,000	0	—	—	—	—	180,000
Jon Eliassen (2)	230,000	0	—	—	—	—	230,000
Charles Gaylord (3)(4)	76,500	99,969	—	—	—	—	176,469
Thomas Glanville (5)	85,000	99,969	—	—	—	—	184,969
Frank M. Jaehnert (4)(6)(7)	40,000	90,751	—	—	—	—	130,751
Jerome Lande (6)(8)(9)	5,202	38,636	—	—	—	—	43,838
Timothy Leyden (6)(10)	59,167	115,779	—	—	—	—	174,946
Sharon Nelson (6)(11)	190,000	0	—	—	—	—	190,000
Daniel Pelino (3)	68,250	99,969	—	—	—	—	168,219
Gary Pruitt (6)(12)	76,183	99,969	—	—	—	—	176,152
Diana D. Tremblay (3)(9)(13)	36,341	90,751	—	—	—	—	127,092
Graham Wilson (4)(6)(14)	90,000	0	—	—	—	16,981	106,981
Lynda Ziegler (3)	97,000	99,969	—	—	—	—	196,969

(1)	Chairman of the Compensation Committee.

(2)	Chairman of the Board.

(3)	Member of the Compensation Committee.

(4)	Member of the Corporate Governance Committee.

(5)	Chairman of the Audit/Finance Committee.

(6)	Member of the Audit/Finance Committee.

(7)	Mr. Jaehnert was appointed to the Board on June 1, 2015 and his compensation reflects the partial year of service.

(8)	Mr. Lande was appointed to the Board on December 10, 2015 and his compensation reflects the partial year of service.

(9)	Member of the Value Enhancement Committee.

(10)	Mr. Leyden was appointed to the Board on March 1, 2015 and his compensation reflects the partial year of service.

(11)	Chairman of the Corporate Governance Committee.

(12)	Chairman of the Value Enhancement Committee.

(13)	Ms. Tremblay was appointed to the Board on June 1, 2015 and her compensation reflects the partial year of service.

(14)	Mr. Wilson retired from the Board effective May 8, 2015 and his compensation reflects the partial year of service.

(15)

The amounts in this column reflect the aggregate grant date fair value of the awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Quarterly retainer grants to directors vest immediately. Mr. Eliassen, Ms. Nelson and Ms. Dyess all elected to receive their retainers in cash. New director grants to Messrs Jaehnert, Lande and Leyden and Ms. Tremblay in 2015 have a vesting schedule of three years (one-third on each anniversary of the grant date). As of December 31, 2015, the following directors had the following RSUs outstanding: K. Dyess – 4,970; J. Eliassen – 0; C. Gaylord – 0; T. Glanville – 0; F. Jaehnert – 911; J. Lande – 938; T. Leyden – 866; S. Nelson – 0; D. Pelino – 534; G. Pruitt – 0; D. Tremblay – 911; G. Wilson – 0; L. Ziegler – 250.

(16)

No options were granted to non-employee directors in 2015. As of December 31, 2015, the following directors had the following options outstanding: K. Dyess – 9,099; J. Eliassen – 5,144; C. Gaylord – 8,486; T. Glanville – 4,712; F. Jaehnert – 0; J. Lande – 0; T. Leyden – 0; S. Nelson – 3,486; D. Pelino – 0; G. Pruitt – 8,486; D. Tremblay – 0; G. Wilson – 3,486; L. Ziegler – 0.

(17)	Represents a retirement gift of airline tickets ($8,949.00) and the related tax gross up ($8,032.02).

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS

The leadership of our Board is managed by our Chairman of the Board (Chairman). Our Corporate Governance Guiding Principles (Governance Principles) require the role of Chairman to be held by an independent director who meets the independence requirements of NASDAQ. The Board believes having separate roles of Chairman and Chief Executive Officer (CEO) allows for a more balanced workload between the Chairman and the CEO, especially in light of the current duties and responsibilities of the Chairman, which include the following:

¡	Preside over all meetings of the Board (including executive sessions of the Board) and meetings of the shareholders;

¡	Review the agendas of each Board and committee meeting;

¡	Prepare agendas as needed for executive sessions of the independent directors;

¡	Serve as a liaison between the independent directors and the CEO;

¡	In consultation with the CEO, make recommendations to the Corporate Governance Committee as to membership of Board committees and appointment of Board committee chairs; and

¡	Perform such other duties as the Board may require.

Pursuant to the Company’s Governance Principles, the Chairman must be an independent director unless the Board determines that the best interests of shareholders would otherwise be better served. The Chairman is elected by the members of the Board following the annual meeting of shareholders (or at such other time as a vacancy for the role of Chairman may occur). The Chairman serves for a term of three years (provided such director is re-elected by shareholders if his or her term as a director does not coincide with his or her term as Chairman). The Chairman does not serve more than two consecutive terms, unless the Board approves an extended term. Our current Chairman, Jon Eliassen, is serving his second term that will expire at the 2016 annual meeting. At the annual meeting of the Board that takes place immediately following the 2016 Annual Meeting, the Board will appoint the replacement for Mr. Eliassen.

If the Board determines that it is in the best interests of the shareholders to combine the roles of CEO and Chairman, the Board will appoint a Lead Independent Director with the duties set forth in the Governance Principles.

In February 2015, the Board’s Corporate Governance Committee recommended that the Governance Principles be amended to provide for the role of Vice Chairman, also to be held by an independent director who meets the independence requirements of NASDAQ, unless the Board determines that the best interests of shareholders would otherwise be better served. Effective April 1, 2015, and upon the recommendation of the Corporate Governance Committee, the Board appointed Lynda Ziegler to that position. As stated in the Governance Principles, the Vice Chairman is appointed by the members of the Board and serves for a term to be determined by the Board (provided such director is re-elected by shareholders if his or her term as a director does not coincide with his or her term as Vice Chairman).

The Vice Chairman, who like the Chairman may serve on Board committees, has the following duties and responsibilities:

¡	Attend all meetings of the Board (including executive sessions of the Board) and meetings of the shareholders;

¡	Review the agendas of each Board and Committee meeting; assist in the preparation of agendas as needed for executive sessions of the Independent Directors;

¡	Serve with the Chairman as a liaison between the Independent Directors and the CEO;

¡	In consultation with the Chairman and the CEO, make recommendations to the Corporate Governance Committee as to membership of Board Committees and appointment of Board Committee Chairs;

¡	Perform all duties of the Chairman in the event the Chairman is unavailable or unable to perform his or her duties; and

¡	Perform such other duties as the Chairman or the Board may require.

In December 2015, again upon the recommendation of the Board’s Corporate Governance Committee, the Governance Principles were amended (i) to clarify the process by which directors may access executive management of the Company, and (ii) to define what the Company considers to be Confidential Information, and restrictions on the disclosure of any such Confidential Information by a director. The Governance Principles may be found online at www.itron.com.

See “CORPORATE GOVERNANCE” in this proxy statement for additional information on our Board of Directors.

PROPOSAL 2 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (Say-on-Pay)

We are asking our shareholders to approve a non-binding advisory resolution on the Company’s executive compensation programs for our Named Executive Officers (NEOs) (commonly known as “say-on-pay”) as we have described them in this proxy statement. Although this advisory vote is nonbinding, the Board and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions for our executives. In addition, the Board has determined that it will seek say-on-pay votes annually, with the next vote occurring at the Company’s 2017 annual meeting.

As discussed in the Compensation Discussion and Analysis (CD&A) section of this proxy statement, we believe our compensation programs are reasonable, competitive, and strongly focused on pay-for-performance principles that will result in the creation of long-term shareholder value. Some of the features of our compensation programs that illustrate our philosophy are:

¡

A significant portion of an NEO’s compensation is at-risk or performance-based, and subject to the Company’s operating and financial performance. We consider annual cash-based incentives, equity long-term incentives, and stock options to be performance-based, because each of these three elements is valuable to the executive only if performance goals are achieved and/or our share price improves. In fiscal year 2015, the executive compensation package (base salary, short- and long-term incentives at target) included 84% of at-risk compensation for the CEO and an average of 75% of at-risk compensation for the other NEOs. Our long-term incentive plan (LTIP) for equity awards granted under our Amended and Restated 2010 Stock Incentive Plan (2010 SIP) has three-year performance periods, with one-year averages determined each year for measurement purposes, to encourage NEOs to make decisions that align our long-term goals with shareholder interests, and to discourage taking excessive risks.

¡	Stock ownership guidelines require executive officers to acquire and hold certain amounts of Itron stock to further strengthen alignment of management’s interest with those of our shareholders.

¡

We have established an Incentive Repayment (Clawback) Policy that covers awards under all of our incentive programs, and provides that if a bonus or equity award is paid that is conditioned on meeting certain financial metrics, and, subsequently, there is a required material financial restatement, which had the correct information been known at the time would have resulted in a lower award, then the Board (or its delegated committee) has the right to demand repayment of the excess amount of the award, net of taxes. If the Board (or its delegated committee) determines that fraud has resulted in a material financial restatement, it is required to demand repayment of the full award, net of taxes.

¡

We maintain our long-standing commitment to strong corporate governance by continuing our policies of (i) separate Chairman and Chief Executive Officer (CEO) roles, (ii) majority voting for directors, (iii) all independent Board members (except our CEO) and all independent committee members, (iv) executive sessions of independent directors after each quarterly Board meeting, and (v) forbidding the hedging or pledging of Itron stock by our executives.

¡

The compensation of our NEOs varies depending upon the achievement of pre-established performance goals determined by the Compensation Committee (or the independent members of the Board, for the CEO), which are intended to serve as incentives for our executives. When performance does not meet the pre-established target goals, then the amount of compensation paid to our executives is correspondingly reduced or eliminated. See “The 2015 Executive Compensation Program in Detail” in the CD&A. Because our 2015 performance did not achieve the financial results that would have resulted in payouts pursuant to performance metrics established by the Compensation Committee in 2014, none of the NEOs received an annual cash bonus under the 2015 Executive Management Incentive Plan (EMIP).

¡	We believe our executive compensation policies have enabled us to retain exceptional senior executives whose talent and experience have helped Itron become a leader in our industry. Our Compensation

Committee (and the independent members of the Board, for the CEO), which provides overall direction for our compensation programs, believes the fiscal year 2015 compensation paid to our NEOs is reasonable and appropriate and adequately reflects the Company’s overall performance in 2015.

Shareholders are encouraged to read the full details of our executive compensation programs as described in the CD&A section of this proxy statement.

For the reasons provided above, we recommend that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in the CD&A section of the Company’s proxy statement for the 2016 Annual Meeting of Shareholders (which disclosure includes the CD&A, the executive compensation tables, and the accompanying footnotes and narratives within the CD&A section of the proxy statement).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE

EXECUTIVE COMPENSATION OF OUR NEOs.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board, upon the recommendation of its Audit/Finance Committee, has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accountant for the 2016 fiscal year, subject to ratification by our shareholders. Although not required to do so, the Board is submitting the selection of Deloitte & Touche LLP for ratification by the Company’s shareholders for their views on the Company’s independent registered public accountant and as a matter of good corporate practice. Deloitte & Touche LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries.

In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit/Finance Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit/Finance Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION

OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTANT FOR THE 2016 FISCAL YEAR.

CORPORATE GOVERNANCE

Corporate Governance Guiding Principles

The Company has adopted Corporate Governance Guiding Principles (Governance Principles), which are available on the Company’s website, www.itron.com, by selecting “About Itron”, “Investors” and then “Corporate Governance”. Also, Itron has been a long time member of the National Association of Corporate Directors (NACD), which promotes director education, leadership, and effective governance practices.

Board Matters – Meeting Attendance

Our business, property, and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them, by visiting our offices, and by participating in meetings of the Board and its committees.

In accordance with our Governance Principles, directors are expected to attend the Company’s annual meeting of shareholders. All but one of our directors attended the 2015 annual meeting of shareholders. During 2015, the Board met fifteen times. All of the directors attended at least 75% of the meetings of the Board and 75% of the meetings of each committee of which he or she was a member during the periods in which they were directors or members of such committees.

Also in accordance with our Governance Principles, our independent directors meet in an executive session as often as necessary, but no less than four times annually.

Director Independence

Our common stock is listed on the NASDAQ stock exchange. Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Corporate Governance Committee has determined that a majority of our Board are independent directors as defined under the rules of NASDAQ and the SEC, with Mr. Mezey serving as the sole non-independent director. As Mr. Mezey does not sit on any committees, the Corporate Governance Committee has determined that all members of Itron’s committees are independent under SEC rules and NASDAQ listing standards. In making these determinations, the Corporate Governance Committee reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and our management.

Committees of the Board

We have four committees to assist the Board in fulfilling its responsibilities: Corporate Governance, Audit/Finance, Value Enhancement, and Compensation. Each of the four committees operates under a written charter that has been approved by the Board. The charters are available on our website, www.itron.com, by selecting “About Itron”, “Investors” and then “Corporate Governance”. The committee charters are reviewed annually and are updated as necessary to reflect changes in regulatory requirements and evolving oversight practices.

The following table shows the current membership of each committee at the end of fiscal 2015 unless otherwise noted:

Director	Compensation Committee	Corporate Governance Committee	Audit/Finance Committee	Value Enhancement Committee
Kirby Dyess	Chair
Jon Eliassen	X	X		X
Charles Gaylord	X	X
Thomas Glanville			Chair
Frank Jaehnert		X	X
Jerome Lande			X	X
Timothy Leyden			X
Peter Mainz	X(1)			X(1)
Sharon Nelson		Chair	X
Daniel Pelino	X
Gary Pruitt			X	Chair
Diana Tremblay	X			X
Lynda Ziegler		X

(1)	In December 2015, Mr. Mainz was elected to the Board and appointed to this committee effective January 1, 2016.

Our sole employee director, Philip Mezey, does not sit on any committees.

Corporate Governance Committee. The Corporate Governance Committee is responsible for developing and implementing our Governance Principles, evaluating the performance of our Chairman of the Board and the CEO, as well as the other directors and the Board as a whole, soliciting recommendations for candidates for the Board, determining the qualification and independence of the directors serving on the Board, making recommendations to the Board regarding candidates to serve on the Board, and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. To assist the committee in its identification of qualified director candidates, it has historically engaged an outside search firm. The committee also reviews the compensation paid to our directors, and makes recommendations to the Board on director fees and other compensation payable to the Board members.

The Corporate Governance Committee amended its charter in December 2015 to increase the minimum number of directors required to serve on it (from two to three) and to clarify language regarding succession planning and that the Chair of that committee must be an independent director under SEC rules and NASDAQ listing standards. A copy of the charter, as amended, can be found on our website, www.itron.com, by selecting “About Itron”, “Investors” and then “Corporate Governance”. As previously stated, the Corporate Governance Committee has determined that all of the non-employee directors of the Board (including Graham M. Wilson during his term of service in 2015) are independent under SEC rules and NASDAQ listing standards. The Corporate Governance Committee held twelve meetings during 2015.

Audit/Finance Committee. The Audit/Finance Committee monitors our borrowings and capital structure, accounting policies, internal controls over financial reporting, and financial results, and reviews at least quarterly our business financial risks to determine if management and our internal controls are identifying and mitigating risks associated with our business operations. In addition, the Committee determines the compensation of our independent auditors, and makes recommendations to the Board to retain or terminate our independent auditors. The Corporate Governance Committee has determined that all members of the Audit/Finance Committee are independent under SEC rules and NASDAQ listing standards.

The Audit/Finance Committee amended its charter in 2015 to expand language related to its purpose with respect to risk assessment and analysis over the Company’s financial reporting and internal control systems, and to include shareholder capital returns and overall capital deployment policies within its stated purposes. A copy of the charter, as amended, can be found on our website, www.itron.com, by selecting “About Itron”, “Investors” and then “Corporate Governance”. The Corporate Governance Committee has determined that all of the current members of the Audit/Finance Committee are financially literate in accordance with the Standards of NASDAQ Rule 5605(c)(2)(A)(iv), and that five of the six current members (Messrs. Glanville, Pruitt, Lande, Leyden, and Jaehnert) are also “audit committee financial experts” as defined in Item  407(d)(5) of Regulation S-K. The Audit/Finance Committee held ten meetings during 2015.

Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board for our CEO’s total annual and long-term incentive compensation and setting compensation levels for our other named executive officers. The Compensation Committee also oversees the administration of various incentive compensation and benefit plans, which includes an annual evaluation of our compensation plans and policies.

The Corporate Governance Committee has determined that all members of the Compensation Committee are independent under SEC rules and NASDAQ listing standards. The Compensation Committee held nine meetings during 2015. See “EXECUTIVE COMPENSATION – CD&A” in this proxy statement for more information on the Compensation Committee’s responsibilities regarding the compensation of our executives.

Value Enhancement Committee. The Board created the Value Enhancement Committee in December 2015 to review, study and develop potential initiatives (including transactions) designed to create durable, sustainable long-term shareholder value. The Value Enhancement Committee is charged with making recommendations to the Board regarding actions to be considered in furtherance of the Committee’s purpose. The Corporate Governance Committee has determined that all five members of the Value Enhancement Committee are independent under SEC rules and NASDAQ listing standards. The Value Enhancement Committee held one meeting in 2015.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee has served as an officer or employee of the Company. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Transactions with Related Persons

There were no related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in fiscal year 2015. In order to determine this, the Board requires our executive officers, directors, or director nominees to disclose certain information regarding related person transactions. A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) that involves the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. The current threshold required to be disclosed under SEC regulations is $120,000. Under its charter, the Corporate Governance Committee of the Board has been delegated with the responsibility of reviewing and approving any related person transactions.

Our Board’s Role in Risk Oversight

The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of our executives’ management of risks relevant to the Company. The Board routinely determines, directly or through Board committees, that: (i) there are adequate processes designed and implemented by Company management such that risks have been identified and are being managed; (ii) the risk management processes are intended to ensure that Company risks are taken into account in corporate decision-making; and (iii) the risk management processes and procedures ensure that material risks to the Company are brought to the attention of the Board or an appropriate committee of the Board. Each of the Company’s risk management processes are reviewed periodically (but at least once a year) by either the Board or an appropriate committee to which the Board has delegated specific oversight responsibility, as described below. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. Committee Chairs regularly report to the full Board on actions taken at committee meetings. At least annually, the Board conducts a review of our long-term strategic plans, and at each of our quarterly meetings, our General Counsel updates the Board on material legal and regulatory matters.

The Audit/Finance Committee is responsible for reviewing our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. It meets regularly with our independent auditors and in executive session to facilitate a full and candid discussion of risk and other issues. Our Compensation Committee is responsible for overseeing compensation risks, including assessing possible risks from our compensation plans and policies for our executives and ensuring that our executive compensation is aligned with Company performance. The Compensation Committee reviews a summary and assessment of such risks annually and in connection with discussions of various compensation elements and benefits throughout the year. Our Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, and our director independence. The Corporate Governance Committee is also involved with succession planning for the Board and management, and its charter requires it to annually review our Governance Principles.

Following a review of the Company’s current risk management systems and processes, the Board has concluded that the current allocation of oversight responsibilities between the Board and its committees is adequate, provided that the committees continue to coordinate their risk oversight responsibilities, share information appropriately with the other Board members, and provide timely and adequate reports to the full Board. The Board continually evaluates its risk oversight role.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company and any subsidiary of the Company, including the CEO and Chief Financial Officer (CFO), and is available on the Company’s website, www.itron.com, by selecting “About Itron”, “Investors” and then “Corporate Governance.” In addition, we have adopted policies and procedures for reporting and investigating suspected violations of the Code of Conduct. The Company intends to satisfy any future disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the code of ethics or provisions of the Code of Conduct, that applies to the CEO or the CFO, by posting such information on our website, www.itron.com.

Anti-Hedging Policy

The Company has adopted an Anti-Hedging Policy that prohibits our directors, officers, and employees from entering into transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. See “EXECUTIVE COMPENSATION – CD&A – Anti-Hedging Policy” in this proxy statement for more information on this policy.

Incentive Repayment (Clawback) Policy

The Company has adopted a repayment or “clawback” policy, which provides that if a bonus or equity award (Award) is paid that is conditioned on meeting certain financial metrics, and, subsequently, there is a required financial restatement, which had the correct information been known at the time would have resulted in a lower award, then the Board has the right to demand repayment of the excess amount of the Award, net of taxes, from an executive officer who has received an Award. See also “CD&A – Other Practices, Policies and Guidelines – Incentive Repayment (Clawback) Policy” in this proxy statement.

Director Nominations by Shareholders

In accordance with the Company’s Amended and Restated Bylaws, in order to nominate a director for election to the Board at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Corporate Secretary of the Company at the Company’s executive offices no fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

¡	the name and address of the shareholder;

¡	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;

¡	a statement of the number of shares of the Company that are beneficially owned by the shareholder;

¡	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and the following information with respect to the person nominated by the shareholder:

¡	name and address;

¡	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable SEC rules;

¡	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

¡	the consent of such nominee to serve as a director, if elected.

Other directors and senior management of the Company may also recommend director nominees for consideration by the Corporate Governance Committee. The Corporate Governance Committee evaluates director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration the qualification criteria set forth under “ELECTION OF DIRECTORS – Director and Director Nominee Qualifications” in this proxy statement. In the event of a shareholder recommendation, the Corporate Governance Committee screens and evaluates the person recommended in the same manner as other candidates. In addition, the Corporate Governance Committee determines if the proposed director nominee will have sufficient time available to carry out his or her Board duties and responsibilities effectively. The Corporate Governance Committee may then recommend the director candidate to the Board for its consideration, if deemed appropriate.

Shareholder Communications with the Board

The Company’s Board provides a process whereby shareholders may contact the Board or any committee as a group or any Committee Chair or individual director, by email addressed to boardofdirectors@itron.com. Shareholders should clearly specify in each communication the name of the director to whom the communication is addressed. Shareholders may also write to the Board or any committee as a group or any Committee Chair or individual director by sending the communication to: Itron, Inc., Attn: Corporate Secretary, 2111 N. Molter Road, Liberty Lake, WA 99019. Communications may also be submitted through our website at www.itron.com by selecting “About Itron”, “Investors,” “Corporate Governance,” and then “Contact the Board”.

Shareholder communications are delivered directly to the Corporate Secretary of the Company, who then determines whether to forward such communications to the specified director addressees. You can access a description of the process that the Corporate Secretary uses for determining whether to forward shareholders’ communications to directors at our website, www.itron.com, by selecting “About Itron”, “Investors,” “Corporate Governance,” and then “Contact the Board.”

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2017 annual shareholders meeting should follow the procedures specified under “SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING” in this proxy statement. Shareholders wishing to nominate directors should follow the procedures specified under “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis (CD&A)

This CD&A explains our executive compensation program for our named executive officers (NEOs) listed below. The CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to fiscal 2015.

Name	Title
Philip C. Mezey	President and Chief Executive Officer (CEO)
W. Mark Schmitz	Executive Vice President and Chief Financial Officer (CFO)
John W. Holleran	Former Executive Vice President and Chief Operating Officer (COO)
Thomas L. Deitrich	Executive Vice President and COO
Michel C. Cadieux	Senior Vice President, Human Resources
Shannon M. Votava	Senior Vice President, General Counsel and Corporate Secretary

On May 4, 2015, Itron announced that Mr. Holleran would be departing the Company effective December 31, 2015. Mr. Deitrich succeeded Mr. Holleran as Itron’s COO effective October  10, 2015.

Executive Summary

During 2015, we continued to execute our restructuring plans previously announced in 2014. We intensified our focus on operational effectiveness and added new executive leadership to the Company. We grew our already strong backlog by 4%. We hired a new Senior Vice President of Software and Services to enhance our expertise in that area, and in October, a new COO, Tom Deitrich, joined Itron. He brings with him several years of multi-national operations experience in industry. We remained focused on expanding our energy solutions, especially as they relate to smart systems and smart cities initiatives. We believe these investments will continue to drive our leadership in our industry, help optimize our customers’ investments in their smart systems, and help create a more resourceful world.

Despite these successes, we underachieved against our internal business plan and missed our performance targets. As a result, the Compensation Committee took the following compensation-related actions for fiscal 2015:

¡

None of the NEOs received salary adjustments in 2015, with the exceptions of market adjustments for Mr. Schmitz and Ms. Votava based on a review of market data and achievement of specific goals during the year.

¡	Both the 2015 Management Incentive Plan (MIP) and the Executive Management Incentive Plan (EMIP) were cancelled. As a result, none of the NEOs received a bonus under the EMIP.

¡

As intended under the structure of the Long-Term Incentive Plan (LTIP), the performance attainment for Performance-Based Restricted Stock Units (PRSUs) was adjusted downward by 25% since our Total Shareholder Return (TSR) was below the 25th percentile of the Russell 3000 index. See “The 2015 Executive Compensation Program in Detail – Long-Term Incentives” in this CD&A.

These actions demonstrate the Compensation Committee’s commitment to aligning executive pay with Company performance. The Compensation Committee believes that the design and structure of the Company’s incentive programs provide a direct link between performance and pay outcomes. When Company performance and/or shareholder returns lag, compensation to our NEOs is directly impacted, as described in greater detail in the following section.

Additionally, as a result of an accounting review and analysis of revenue recognition for certain software and maintenance contracts, the Company revised its 2013 and 2014 financial results and finalized its results for 2015 (as reported in our Annual Report on Form 10-K for the year ended December 31, 2015). The revisions primarily reflect deferrals of software-related revenues and associated costs that were previously recognized in one year, to be recognized in a subsequent year. Consistent with our Incentive Repayment (Clawback) Policy, the Compensation Committee, as designated by the Board, reviewed the revised results relative to the cash and equity incentive awards that may have been earned during this timeframe. After careful review, and based on the circumstances of the revision and the immateriality of the adjustments, the Compensation Committee determined that the impact on annual cash incentives paid or PRSUs earned (if any) between 2013 and 2015 was not material and it would not seek recovery from any of the executives. See also “Incentive Repayment (Clawback) Policy” in this CD&A.

Linking CEO Pay and Performance

A key component of our executive compensation philosophy is the link between compensation and overall business results and shareholder value creation. We strive to clearly communicate this to our shareholders and believe that looking at realizable pay in different contexts can illustrate this point effectively:

¡	Realizable pay versus pay opportunity

¡	Realizable pay for performance relative to peers

CEO Realizable Pay versus Pay Opportunity. Many of the required disclosures concerning CEO compensation discuss pay elements or opportunities that may be earned by the CEO. Realizable pay, on the other hand, more closely considers actual compensation earned (or earnable) based on performance. To illustrate the differences, we compared pay opportunity to realizable pay on a year-by-year basis over the past three years; for this purpose, we use the following definitions:

Pay opportunity represents:

¡	The sum of base salary and target EMIP opportunity for each fiscal year; and

¡	The grant date fair value of stock options, Time-Vested Restricted Stock Units (RSUs) and PRSUs granted in each fiscal year.

Realizable pay represents:

¡	The sum of base salary and actual EMIP paid for each fiscal year;

¡	The “in the money” value of any stock options granted in each fiscal year, valued as of December 31, 2015;

¡	The value of RSUs granted in each fiscal year valued at their vesting date, or as of December 31, 2015 if unvested;

¡	The number of PRSUs actually earned based on performance, valued as of the fiscal year-end of the year earned; and

¡	For outstanding PRSUs (uncompleted performance cycles), the estimated number of PRSUs based on performance to date, valued as of December 31, 2015.

The chart below illustrates Mr. Mezey’s realizable pay compared to his pay opportunity, as well as the corresponding year-end stock price. As the chart indicates, Mr. Mezey’s realizable pay was well below his pay opportunity for 2013 through 2015, and his realizable pay declined in 2015, tracking closely with our stock price performance.

CEO Realizable Pay for Performance Relative to Peer Group. To provide another perspective, it is also helpful to understand the degree of alignment between CEO realizable pay and performance relative to our peer companies (See “Our Decision Making Process – The Role of Peer Companies” in this CD&A for a list of the peer companies). To evaluate this alignment, we analyzed the relationship between realizable total direct compensation (TDC) for the CEO over 2013-14 for the peer companies and for the Company, and TSR for the two years ended December 31, 2014. This time period was selected because it was most closely aligned with the compensation information available for our peer group companies for the years that Mr. Mezey has been our CEO.

For this purpose, realizable TDC is defined as the sum of:

¡	Actual base salaries paid over the two-year period;

¡	Actual annual incentives (bonuses) paid over the two-year period;

¡	“In-the-money” value as of December 31, 2014 of any stock options granted over the two-year period;

¡	The value as of December 31, 2014 of any restricted shares granted (including vested and unvested shares) over the two-year period; and

¡

Cash-based long-term incentives awarded during the period, and the value as of December 31, 2014 of any performance shares granted over the two-year period (assuming target performance for cycles not completed).

The chart below illustrates the percentile ranking of our three-year TSR and Mr. Mezey’s realizable TDC relative to our peer companies. As the chart indicates, during the two-year period our TSR performance was below the median of the peer companies and Mr. Mezey’s realizable TDC was also below the median. Mr. Mezey’s realizable TDC was within an “alignment corridor” representing a strong correlation between compensation and performance.

Best Compensation Practices & Policies

We also believe the following practices and policies promote sound compensation governance and are in the best interests of our shareholders and executives:

What We Do	What We Don’t Do

☑ Heavy emphasis on variable compensation	☒ No employment agreements

☑ 50% of annual long-term incentives vest upon performance	☒ No “single trigger” change-in-control cash payments

☑ Rigorous stock ownership guidelines	☒ No tax gross ups in our change-in-control agreements

☑ Incentive Repayment (Clawback) Policy	☒ No option backdating or repricing

☑ Independent compensation consultant	☒ No hedging or pledging

☑ Annual risk assessments	☒ No special perquisites

2015 Say-On-Pay & Shareholder Engagement

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also take into account the feedback we receive from our major shareholders, which is solicited by the Chairman of the Board, the Vice Chairman of the Board, and the Chairman of the Compensation Committee, either in person or via telephone. These discussions generally take place during the first quarter of each year.

In 2015, approximately 76% of the votes cast supported our executive compensation decisions. Based on the feedback we received from our major shareholders, in addition to the vote result in 2015, we did not make substantive changes to the structure of our program. We did, however, adjust the metric weightings for the CEO and COO under the EMIP. The CEO and COO now have the same financial performance objectives and weightings as all of the other NEOs as shown in the table below. The Committee felt that creating a common emphasis on strategic objectives for all the NEOs was critical to drive results aligned with the overall business strategy. The Committee, specifically, placed more focus on growing the software services business, creating a high-performance culture, and driving improvements in quality and on time delivery.

EMIP Metrics	Weightings for CEO & COO
	From:	To:
Company Consolidated Revenue	50%	40%
Adjusted EBITDA Margin [1]	50%	40%
Strategic Objectives	—	20%

1

We define Adjusted EBITDA Margin as GAAP net income or loss minus interest income, plus interest expense, depreciation and amortization of intangible asset expenses, restructuring expense, acquisition-related expense, goodwill impairment, and we exclude the tax expense or benefit (as calculated in the manner set forth on page 32) divided by Company Consolidated Revenue. A schedule reconciling GAAP to non-GAAP results is available on our website at www.itron.com.

What Guides Our Program

Our Compensation Philosophy & Objectives

The philosophy underlying our executive compensation program – employ the best leaders in our industry to ensure we execute on our business goals, promote both short-and long-term profitable growth of the Company, and create long-term shareholder value is grounded in the following guiding principles:

Pay for Performance

A significant portion of an executive’s total compensation should be variable (“at risk”) and dependent upon the attainment of certain specific and measurable annual- and long-term business performance objectives.

Shareholder Alignment

Executives should be compensated through pay elements (base salaries, annual- and long-term incentives) designed to create long-term value for our shareholders, as well as foster a culture of ownership.

Competitiveness

Target compensation should be set at the median (or above with requisite performance) of market to ensure that compensation is at a level that is competitive with that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.

Attraction and Retention	The executive compensation program should enable the Company to attract highly-talented people with exceptional leadership capabilities and retain high-caliber talent.

The Principal Elements of Pay: Total Direct Compensation (TDC)

Our compensation philosophy is supported by the following principal pay elements:

Pay Element	How It’s Paid	What It Does	How It Links to Performance

Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions in the market, and enables the Company to attract and retain critical executive talent	¡ Based on job scope, level of responsibilities, individual performance, experience, tenure and market levels

Annual Cash Incentive (EMIP)	Cash (Variable)	Focuses executives on achieving annual financial and strategic goals that drive long-term shareholder value

¡    Payouts: 0% to 180% of target based on financial results against pre-established goals

¡    Financial metrics: Total Company Consolidated Revenue and Total Adjusted EBITDA Margin

¡    Individual goals: tied to specific strategic objectives

Long-Term Incentive Plan (LTIP)	Equity (Variable)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive shareholder value creation and support the Company’s retention strategy	See below

50% of LTIP Grant: Performance- Based Restricted Stock Units (PRSUs)		Rewards achievement of financial goals measured over a three-year performance period	¡ Payouts: 0% to 200% of a target based on results against pre-established financial goals ¡ Financial metrics: Non-GAAP EPS and relative TSR

25% of LTIP Grant: Stock Options		Rewards for stock price appreciation	¡ Exercise price: 100% of fair market value on the grant date ¡ Vesting: 1/3 per year on the anniversary of the grant date ¡ Exercise term: 10 years

25% of LTIP Grant: Time-Vested Restricted Stock Units (RSUs)		Supports retention	¡ Vesting: 1/3 per year on the anniversary of the grant date ¡ Paid in Itron shares at vesting

Pay Mix

The charts below show the target TDC of our CEO and our other NEOs for fiscal 2015. These charts illustrate that a majority of NEO TDC is variable (84% for our CEO and an average of 75% for our other NEOs).

Our Decision Making Process

The Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board of Directors (the “Board”). The Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed at our website, www.itron.com, by clicking “About Itron,” “Investors,” and then “Corporate Governance.”

The Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Committee.

The Role of Management

Members of our management team typically attend meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated; however, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from the CEO regarding the compensation of our other executive officers, including the other NEOs. The CEO does not participate in the deliberations of the Committee regarding his own compensation.

The Role of the Independent Consultant

The Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Committee has hired Frederic W. Cook & Co. (FWC) as its independent consultant. FWC reports directly to the Committee and does not provide any additional services to management. The Committee has conducted an independence assessment of FWC in accordance with recently adopted SEC rules and has determined that work performed by FWC does not create a conflict of interest.

The Role of Peer Companies

For some of our direct competitors who are not publicly held, or are smaller business units within a conglomerate, there is limited compensation information available. As a result, our Peer Companies for purposes of benchmarking executive compensation generally consist of direct competitors for which public information is available, who are part of the same broad Standard & Poor’s (S&P) industry classifications of technology hardware and equipment or in software and services, and who are similar in size and scope of global operations as Itron. The Committee reviews the Peer Companies on an annual basis.

For 2015, in conjunction with the recommendation of FWC, the Committee increased the number of Peer Companies from 14 to 17, keeping eight companies from 2014 to maintain consistency, and adding five companies with software services as part of their business mix.

Peer Companies		Peer Data as 12-31-2014
Ametek Inc.†	Mueller Water Products, Inc.†		$ Millions
Atmel Corporation	OSI Systems, Inc	Percentile	Revenue	Market Cap
Ciber, Inc*	Roper Industries Inc.†	25th	$1,185	$1,642
Diebold, Incorporated†	Teradyne Inc.	50th	$1,648	$3,504
EPAM Systems, Inc.*	Trimble Navigation Limited†	75th	$3,356	$6,874
ESCO Technologies Inc.†	Unisys Corporation*
FLIR Systems, Inc.†	Watts Water Technologies, Inc	Itron	$1,971	$1,652
Juniper Networks, Inc.*	Xylem Inc.	Percentile Rank	59%	25%
	Zebra Technologies Corp*†

†	Retained from 2014 Peer Companies group;
*	Software services included in their business mix

For each of the Peer Companies, data regarding base salaries, annual incentives, and long-term incentives was obtained from their annual proxy statements and reviewed by the Committee’s compensation consultant, FWC. This data was supplemented with survey data prepared by Radford Survey & Consulting (Radford Survey), which provides compensation market information on more than 700 technology companies, presented anonymously. The Radford Survey data was narrowed to those technology companies with revenues similar to Itron’s of between $1 billion and $3 billion.

With the support of FWC, the Committee evaluates this data for informational purposes when establishing a range of competitive compensation for our NEOs. For each NEO, the Committee determines the salary range, annual incentive target, and long-term incentive generally between the median and 75th percentile of the market data for the position being evaluated. However, market data is not the sole determinant of the Company’s practices or executive compensation levels. The Committee also takes into account the experience, performance, responsibilities, and contributions to the Company by each NEO when making its decisions. For the CEO, the Committee makes a recommendation to the full Board, and the Board reviews and approves the CEO’s compensation.

The 2015 Executive Compensation Program in Detail

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. In making base salary decisions, the Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Committee takes into account factors such as relevant market data, individual performance and contributions, and length of service. The Committee determined the appropriate annual base salary rate for each NEO as follows:

NEO	2014	2015	% Increase
Philip C. Mezey	$800,000	$800,000	0%
W. Mark Schmitz*	$450,000	$475,000	5.6%
John W. Holleran	$600,000	$600,000	0%
Thomas L. Deitrich	—	$550,000	—
Michel C. Cadieux	$400,000	$400,000	0%
Shannon M. Votava**	$350,000	$382,200	9.2%

*	The adjustment for Mr. Schmitz was based on market data for his position.
**

The adjustments for Ms. Votava included a 5% increase on July 7, 2015 and 4% increase on August 31, 2015. These increases were provided to Ms. Votava for the achievement of specific goals established during the year and after a review of the market data for her role.

In October 2015, Tom Deitrich succeeded John Holleran as our Executive Vice President and COO. To effect an orderly transition of his responsibilities, however, Mr. Holleran remained employed by the Company as Advisor to the CEO and received his full salary until the end of 2015. In accordance with our Severance Policy for executive officers, Mr. Holleran was paid severance in the amount of one year’s base salary and was also entitled to receive employer benefit premium payments on medical benefits for one year following his termination and outplacement assistance. Beginning January 1, 2016, Mr. Holleran served in the capacity of a consultant through the end of February 2016, for which he was paid a monthly stipend of $2,000.

Sign-On Bonus

As part of his new-hire compensation, Mr. Deitrich received a lump-sum cash sign-on bonus of $424,375, to offset the bonus he forfeited from his previous employer.

Annual Cash Incentives: The Executive Management Incentive Plan (EMIP)

The 2015 EMIP provided our NEOs the opportunity to earn a performance-based annual cash bonus. Actual bonus payouts depend on the achievement of pre-established performance objectives and can range from 0% to 180% of target award amounts. Target annual bonus opportunities are expressed as a percentage of base salary, and were established by the NEO’s level of responsibility and his or her ability to impact overall results. The Committee also considers market data in setting target award amounts. 2015 target award opportunities were as follows:

NEO	Target EMIP (as a % of Base Salary)
Philip C. Mezey	125%
W. Mark Schmitz	75%
John W. Holleran	100%
Thomas L. Deitrich	100%
Michel C. Cadieux	75%
Shannon M. Votava*	65%

*	Ms. Votava’s target bonus opportunity increased from 50% to 65% on September 1, 2015. This adjustment was provided to Ms. Votava after a review of the market data for her role.

2015 Performance Objectives. An individual NEO’s EMIP award is based on a combination of financial and strategic objectives.

Performance Objectives	Metrics	Weighting
Financial	Total Company Consolidated Revenue	40%
	Total Company Adjusted EBITDA Margin	40%
Strategic	Strategic Objectives	20%
Total		100%

We use Total Company Consolidated Revenue and Total Company Adjusted EBITDA Margin as performance metrics in the EMIP because we believe that it is important to focus on both top line growth (revenue), as well as profitability. Total Company Adjusted EBITDA Margin provides a more useful illustration of our financial performance and the ongoing operations of our business, since the adjustments exclude certain expenses that are not indicative of our recurring core operating results. This facilitates better comparisons to our historical performance and our competitors’ operating results. A schedule reconciling GAAP to non-GAAP results is available on our website at www.itron.com.

The following table shows the performance levels necessary to achieve threshold, target and maximum bonus payout amounts for 2015:

	Threshold	Target	Maximum
Total Company Consolidated Revenue	$1,744.8	$1,856.2	$2,041.8
Total Company Adjusted EBITDA Margin	8.5%	9.5%	10.4%

2015 Payout Results. As noted previously, we underachieved against our internal business plan and missed our performance targets, therefore, the 2015 EMIP was cancelled. As a result, none of the NEOs (nor any other executives) received a bonus under this plan.

Long-Term Incentives

The NEOs are eligible for long-term incentives, all of which are issued under the terms of our Amended and Restated 2010 Stock Incentive Plan. For fiscal year 2015, long-term incentives were granted as follows:

2015 Target Long-Term Incentive Award Grants. The table below shows the long-term incentive award values granted for fiscal 2015 for each of the NEOs:

NEO	PRSUs** (at Target)	Stock Options*	RSUs**	Total Value
Philip C. Mezey	$1,600,000	$800,000	$800,000	$3,200,000
W. Mark Schmitz	$500,000	$250,000	$250,000	$1,000,000
John W. Holleran	$900,000	$450,000	$450,000	$1,800,000
Thomas L. Deitrich†	—	$1,000,000	$3,000,000	$4,000,000
Michel C. Cadieux	$400,000	$200,000	$200,000	$800,000
Shannon M. Votava	$250,000	$125,000	$125,000	$500,000

*	Individual award amounts were calculated based on Black-Scholes values.
**	Award amounts for PRSUs and RSUs were determined based on the closing price of our common stock on the date of grant on February 19, 2015.
†

These were special, one-time equity award grants as part of Mr. Deitrich’s new-hire agreement, which vest ratably over three years. These grants were intended to make up for the equity compensation Mr. Deitrich forfeited from his previous employer.

A Closer Look at Performance-Based Restricted Stock Units (PRSUs). The actual number of PRSUs that are earned and vested are based on the achievement of specific financial performance goals. Specifically, actual awards are linked to a three-year performance period that consists of three annual performance cycles. The performance result used to determine the actual award earned is calculated at the end of the three-year performance period by averaging the results of the three annual performance cycles.

2015 Performance Metrics: Non-GAAP EPS2 & Relative TSR. PRSUs are driven by the achievement of non-GAAP EPS and relative TSR performance targets.

¡

Non-GAAP EPS: Non-GAAP EPS targets are set by the Committee at the beginning of each annual performance cycle. Payout levels can range from 50% to 160% of target for each year in the performance cycle. No PSRUs are earned for performance below the threshold. The following table shows the thresholds, targets and maximums for non-GAAP EPS set by the Committee at the beginning of each annual performance cycle and our non-GAAP EPS results used for calculating PRSUs earned for 2013, 2014 and 2015:

Year	Threshold 50%	Target 100%	Maximum 160%	Results
2013	$3.17	$3.42	$4.35	$1.90
2014	$1.58	$1.76	$2.75	$1.80
2015	$1.60	$1.84	$2.15	$1.01

Note: The non-GAAP EPS results shown are based on financial results as originally reported for 2013 and 2014, and preliminary results for 2015; actual revised adjusted non-GAAP EPS results for 2013 and 2014 were $1.78 and $1.74, respectively, and the final result for 2015 was $0.73. See “Executive

[2]

We define non-GAAP diluted EPS as non-GAAP net income (net income excluding the expenses associated with amortization of intangible assets, restructuring, acquisitions, goodwill impairment and amortization of debt placement fees) divided by the weighted average shares outstanding, on a diluted basis, during each period. A schedule reconciling GAAP to non-GAAP results is available on our website at www.itron.com.

Summary” in this CD&A for more details on the revisions to financial results. Performance for levels achieved between threshold, target, and maximum are linearly interpolated. As originally reported under the Company’s 2015 proxy statement, the Compensation Committee adjusted the 2014 non-GAAP EPS definition by excluding certain discrete expenses, such as long-standing global litigation disputes and restructuring efforts, from the non-GAAP diluted EPS calculation. The cumulative net effect of these adjustments resulted in non-GAAP diluted EPS of $1.80 as originally reported and $1.74 for the actual revised adjusted results. The Committee determined that this adjustment was a more accurate measurement of the Company’s EPS for purposes of the PRSUs, and it was in the best interests of the Company to implement this adjustment, for both retentive and incentive purposes. Note that as used in the table above, the term “non-GAAP EPS” for 2014 excludes those discrete expenses described above, and therefore is distinct from and does not conform with our stated definition of non-GAAP earnings per share in our earnings releases and other financial results filed in our reports with the SEC (and as reconciled on our website).

¡

Relative TSR: At the end of the three-year performance period, the non-GAAP EPS results for each of the annual performance cycles are averaged. The average non-GAAP EPS is then adjusted based on the achievement by the Company of TSR relative to the Russell 3000 index for the same three-year performance cycle as follows:

If relative TSR attainment is...	Then the average EPS attainment is...
At or below the 25th percentile	Adjusted down by 25%
At 50th percentile	No adjustment
At or above the 75th Percentile	Increased by 25%

Note: Adjustments for levels achieved between the 25th, 50th, and 75th percentiles are linearly interpolated.

For the 2015 PRSUs, the TSR targets and point multipliers were all established in February 2015 by the Committee (and by the independent members of the full Board for the CEO.)

PRSUs Earned and Vested In 2015 (1/1/2013 – 12/31/2015). In 2013, the NEOs at that time were granted 66.7% of their target PRSUs with vesting based on achievement of the non-GAAP EPS and relative TSR performance targets for 2013, 2014 and 2015 as outlined above. The actual award earned was calculated at the end of the three-year performance period by averaging the results of the three annual performance cycles:

Year	Percentage of Attainment
2013	0%
2014	102.42%
2015	0%
2013-2015 Average	34.14%

Note: The percentage of attainment shown is based on financial results as originally reported; actual revised results had no impact on 2013 and 2015; however, the percentage of attainment for 2014 would have been 94.44%, resulting in a 2013-2015 average of 31.48%. After careful review, and based on the circumstances of the revision and the immateriality of this adjustment, the Compensation Committee determined that it would not seek recovery of these PRSUs from any of the executives. See “Executive Summary” in this CD&A for more details on the revision. Calculation of percentage of attainment for PRSUs with future performance periods (2014-2016 and 2015-2017) will be based on the revised results.

Consistent with the terms of the LTIP, the performance attainment for the 2013 PRSUs was then adjusted downward by 25% since our TSR was below the 25th percentile of the Russell 3000 index. As a result, the NEOs earned 25.61% of their target PRSUs for the 2013-2015 performance cycle, as follows:

NEO	Target PRSUs Granted	Actual PRSUs Earned
Philip C. Mezey	24,601	6,299
John W. Holleran	14,175	3,629
Shannon M. Votava	3,150	806

Note: Messrs. Schmitz, Deitrich and Cadieux were not employed or eligible for PRSUs in 2013.

Other Practices, Policies and Guidelines

Stock Ownership Guidelines

We believe that when our executives hold an equity interest in the Company, they will be less inclined to take excessive business risks. We maintain stock ownership guidelines to encourage our key executives to own stock at least equal in value to:

Title	Multiple of Base Salary
CEO	6.0x
Executive Vice Presidents	3.0x
Senior Vice Presidents and General Counsel	2.0x

Common stock, restricted stock awards, RSUs, and stock held in the 401(k) Plan and the Employee Stock Purchase Plan all count towards satisfaction of the guidelines; however, unexercised stock options do not. We annually review the levels of stock ownership of our executives, and, based on a rolling 12-month average of our stock price as of the end of 2015, John Holleran and Thomas Deitrich are the only NEOs who have met the guidelines. The other NEOs are making progress towards meeting those guidelines. We also have stock ownership guidelines for the members of our Board.

Anti-Hedging Policy

We prohibit the NEOs and other executives from engaging in transactions designed to insulate them from changes in the Company’s stock price. Therefore, the Company has an Anti-Hedging Policy that prohibits our NEOs from entering into transactions that include (without limitation) equity swaps or short sales of our securities, margin accounts or pledges of our securities, and hedges or monetization transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. In addition, the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities is prohibited under this policy, and borrowing against any account in which our securities are held is prohibited.

Change-in-Control Agreements

We have entered into change-in-control agreements with our executives to encourage their full attention and dedication to the Company in the event of a change-in-control of the Company, and to provide them with reasonable compensation and benefits in the event of a change-in-control and a subsequent loss of employment. All equity awards granted after January 1, 2014 have “double trigger” requirements before vesting upon a change-in-control. See “EXECUTIVE COMPENSATION TABLES – Potential Payments upon Change-in-Control” in this CD&A for descriptions of the benefits provided under the change-in-control agreements.

Employment Agreements; Severance Policy

We do not have formal employment agreements with our executives. However, we do have an Executive Severance Policy for our executives that provides severance pay equal to one year’s base salary, employer benefit premium payments or reimbursements for one year, and outplacement assistance provided there is a release of claims, non-disparagement, and confidentiality agreement with the executive. In addition, the executive must enter into a one-year non-compete agreement, where enforceable.

Incentive Repayment (Clawback) Policy

Under our Incentive Repayment (Clawback) Policy, in the event of a restatement of the Company’s financial results, the Compensation Committee, as designated by the Board, may review all cash or equity incentive awards that were based in whole or in part on the achievement of certain financial results.

Where award(s) were predicated, in part or in whole, upon the achievement of certain financial results that were subsequently the subject of a material financial restatement and, as determined by the Compensation Committee, the executive(s) engaged in fraud that caused or partially caused the need for the restatement, the Compensation Committee will seek forfeiture or reimbursement to the Company of the award(s) in full, net of tax. If a material financial restatement was not due to fraud, the Compensation Committee may review the circumstances and, in its discretion to the extent practicable and allowable under applicable laws, determine to require forfeiture or reimbursement to the Company of the amount of the award(s) that exceeded the lower amount, payment or value that would have been made based on the restated financial results, net of tax.

Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.

As the Company was preparing to file its Annual Report on Form 10-K for fiscal year 2015, an accounting review and analysis of revenue recognition for certain software and maintenance contracts indicated that further analysis was necessary. As a result, the Company revised its 2013 and 2014 financial results and finalized its results for 2015 (all as reported in our Annual Report on Form 10-K for the year ended December 31, 2015). See “Executive Summary” in this CD&A.

Consistent with our Incentive Repayment (Clawback) Policy, the Compensation Committee reviewed the revised results and their effect on the annual cash incentives earned by our executives under the EMIP during those periods, as well as the equity incentive awards that may have been earned by our executives under the LTIP during the same timeframe. After careful review, the Compensation Committee confirmed there was no fraud involved with the financial revisions and that the adjustments to compensation for both cash and equity incentive awards were immaterial. See “2015 Performance Metrics: Non-GAAP EPS & Relative TSR,” and “PRSUs Earned and Vested in 2015 (1/1/2013-12/31/2015)” in this CD&A. Therefore, based on the circumstances of the revision and the immateriality of the resulting compensation adjustments, the Compensation Committee determined that it would not seek recovery from any of the executives.

Executive Deferred Compensation

Executives located in the U.S. are eligible to participate in our Executive Deferred Compensation Plan (EDCP). We offer the EDCP to our highly-compensated employees to give them the benefit of being able to defer some of their taxable income, which also encourages their retention with the Company. Participants may defer up to 50% of their base salary and annual cash incentive into a nonqualified account.

Executives are also permitted to elect to defer an additional portion of their base salary under the EDCP equal to the amount of any contributions returned to them during the year from the Company’s 401(k) Plan. In 2015, the Company made matching contributions to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during that year, which is the same matching formula as the Company’s 401(k) Plan. The employer match into the EDCP starts after the employee reaches IRS limits on the 401(k) Plan and is no longer eligible for the 401(k) match. The executives’ account balances are adjusted for hypothetical investment earnings or losses according to the returns of the specified “measurement funds” selected by the executives. The measurement funds correspond to the mutual funds available for investment under the 401(k) Plan (but currently do not include a Company stock fund).

See “EXECUTIVE COMPENSATION TABLES – 2015 Nonqualified Deferred Compensation Table” in this CD&A for more details.

General Benefits and Perquisites

Our NEOs receive the same benefits as our U.S. based salaried employees generally, including medical and dental benefits, group term life insurance, and short- and long-term disability protection. Itron also has relocation policies and benefits in place that may be applicable if an employee is required to move or has long term extended business travel to a new location.

401(k) Plan and Employee Stock Purchase Plan

Executives located in the U.S. are eligible to participate in our 401(k) Plan which provides our employees, including executives, with a 50% Company match on the first 6% of compensation deferred, subject to qualified plan limits. Similarly, executives located in the U.S. may participate in the Company’s Employee Stock Purchase Plan, along with our other U.S. employees.

We do not maintain any defined benefit or supplemental retirement programs for our NEOs.

2015 Risk Assessment

It is our belief that a majority of an executive’s total compensation should be variable “at risk” compensation, meaning it is tied to the Company’s financial performance. However, because performance-based incentives play a large role in our compensation program, we strive to ensure that incentives do not result in actions that may conflict with the long-term best interests of the Company and our shareholders. Therefore, the Committee evaluated all of our plans and policies (applicable to executives and employees below the executive level) in December 2015 for attributes that could cause excessive risk-taking. We concluded that our programs and policies do not encourage excessive risk-taking because: (a) the salary component of our program is a fixed amount; (b) the majority of the compensation paid to our executives is delivered in the form of equity ownership, which aligns the interest of our executives with those of our shareholders; (c) executive officers are subject to our executive stock ownership guidelines; and (d) the annual cash-based incentive plan and long-term incentive plans are designed with risk-mitigating characteristics such as (i) maximum award payouts based on the attainment of various and continually evolving Company financial objectives which diversify risks associated with a single indicator of performance, (ii) our equity-based incentives encourage a longer-term focus through multi-year performance periods, (iii) our risk-mitigating policies in place such as insider trading and hedging prohibitions and clawbacks, and (iv) review and approval of final awards by our Committee (and the independent members of the full Board in the case of the CEO), which is composed entirely of independent directors who have discretion under our plans to approve, modify, or eliminate any award earned.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and the next three highest compensated officers (other than the CFO). Under the current tax laws, exceptions are made for qualified performance-based compensation. The Committee may structure certain compensation programs in a manner intended to allow compensation to be deductible as qualified performance-based compensation under Section 162(m) of the Code. The Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interest of the Company and its shareholders. Therefore, the Committee, while considering tax deductibility as a factor in determining compensation, may not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Itron’s management. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2015 Annual Report on Form 10-K and the Company’s 2016 proxy statement.

Compensation Committee

Kirby Dyess, Chair

Jon Eliassen

Charles Gaylord

Peter Mainz

Daniel Pelino

Diana Tremblay

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table provides information regarding compensation of the Company’s NEOs during 2015. The amounts shown include amounts deferred at the executives’ election. All numbers are rounded to the nearest dollar.

Summary Compensation Table
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)(3)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($)		Total ($)
Philip Mezey	2015	830,769	—	1,357,321	799,998	—	45,236	(5)	3,033,324
President and CEO	2014	800,000	—	1,510,723	799,991	707,869	24,000		3,842,583
	2013	800,000	—	1,507,739	799,997	—	29,330		3,137,066

John Holleran (6)	2015	623,077	—	763,464	449,992	—	676,932	(5)	2,513,465
Former Executive Vice President and COO Advisor to the CEO	2014	600,000	—	847,023	449,993	424,722	37,073		2,358,811
	2013	600,000	—	845,638	449,995	—	24,153		1,919,786

Thomas Deitrich (7)(8)	2015	126,923	424,375	2,999,997	999,992	—	—		4,551,287
Executive Vice President and COO

W. Mark Schmitz (7)(9)	2015	479,808	—	424,143	249,996	—	32,583	(5)	1,186,530
Executive Vice President and CFO	2014	129,808	—	335,187	187,490	80,421	22,272		755,178

Michel Cadieux (7)	2015	415,384	—	339,321	199,996	—	41,825	(5)	996,526
Senior Vice President, Human Resources	2014	321,154	—	211,728	112,498	197,150	86,410		928,940

Shannon Votava (10)	2015	377,300	—	212,071	124,992	—	7,950	(5)	722,313
Vice President, General Counsel and Corporate Secretary	2014	350,000	—	188,212	99,994	133,577	7,800		779,583
	2013	350,000	—	187,895	100,007	33,775	7,650		679,327

(1)	Base salaries are reflective of the 27 pay periods in 2015 (rather than the typical 26 pay periods in a year).

(2)

These columns reflect the aggregate grant date fair value of awards granted under our Long-Term Incentive Plan (LTIP) and Amended and Restated 2010 Stock Incentive Plan (2010 SIP) determined in accordance with FASB ASC Topic 718. See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 regarding assumptions underlying the valuation of these equity awards.

(3)

Includes the grant date fair value of 2015 Performance RSUs (PRSUs) assuming target performance achievement. As the performance-contingent awards are based on separate measurements of the Company’s financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated for the portion of the award related to performance in 2015. Therefore, the value includes one-third of the target PRSUs under the three-year performance cycle. For more details on how performance is calculated, refer to “A Closer Look at Performance-Based Restricted Stock Units (PRSUs)” in this CD&A. The grant date fair value of the performance related component is based upon the probable outcome for the award and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718. As required under FASB ASC Topic 718, the full grant date fair value for the TSR multiplier for the entire three-year performance cycle is included in the amounts shown for 2015 (the year of grant) and was determined using a Monte Carlo valuation model on the date the PRSUs were awarded. Grant date fair values assuming maximum performance achievement for the 2015 portion of the PRSUs would be: P. Mezey – $1,090,634; J. Holleran – $613,446; T. Deitrich – $0; W. Schmitz – $340,788; M. Cadieux – $272,658; S. Votava – $170,394.

(4)	This column reflects the cash awards earned by the NEOs under our annual incentive program.

(5)	We value these benefits based on the actual costs or charges incurred by us for the benefits. The amounts shown under “All Other Compensation” consist of the following:

Name	401 (k) Company Contributions (11)	Executive Deferred Comp. Plan Company Match (12)	Transportation	Housing Allowance	Relocation (13)	Severance Payments (14)	Gross-up (15)
Philip Mezey	$7,950	$37,286
John Holleran	7,950	22,792	$5,160	$8,754		$632,276
Thomas Deitrich
W. Mark Schmitz	11,065				$16,686		$4,832
Michel Cadieux	8,885				18,994		13,946
Shannon Votava	7,950

(6)	In connection with his separation from the Company as COO in October 2015, Mr. Holleran remained with the Company as Advisor to the CEO through December 31, 2015 to ensure a smooth transition.

(7)	Mr. Deitrich and Messrs. Schmitz and Cadieux were not NEOs prior to 2015 and 2014, respectively, therefore compensation data for those years is not disclosed.

(8)	Mr. Deitrich joined the Company as Executive Vice President and COO effective October 10, 2015. His base salary upon hire was $550,000 and he received a sign-on bonus of $424,375.

(9)	Mr. Schmitz’s salary was increased from $450,000 to $475,000 effective July 6, 2015.

(10)	Ms. Votava’s salary was increased from $350,000 to $367,500 effective July 6, 2015, and increased to $382,200 effective August 31, 2015.

(11)	Messrs. Schmitz and Cadieux’s values include Company contributions for the fourth quarter of 2014 that were paid in January 2015.

(12)	Deferred compensation plan details are discussed following the Nonqualified Deferred Compensation Table.

(13)

Mr. Schmitz’s value represents the completion of his relocation which began in late 2014 and includes a payment for miscellaneous expenses. Mr. Cadieux’s value includes temporary housing and incidental expenses while in Liberty Lake. Similar relocation benefits are provided for all management employees.

(14)

Represents severance payments made pursuant to our Executive Officer Severance Pay Policy which provides for severance pay equal to one year’s base salary, employer benefit premium payments/reimbursement for one year and outplacement assistance. Payments are subject to Mr. Holleran’s compliance with the non-competition and other terms of the policy.

(15)	Represents tax gross-up payment related to the relocation benefit paid.

2015 Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the NEOs during 2015.

Grants of Plan – Based Awards
	Grant Date	Board or Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name			Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
Philip Mezey	—	—	$250,000	$1,000,000	$1,800,000	—	—	—	—	—	—	—
	2/19/2015	2/19/2015	—	—	—	—	—	—	22,669	—	—	$799,989
	2/19/2015	2/19/2015	—	—	—	—	—	—	—	65,841	$35.29	$799,998
	2/19/2015	2/19/2015	—	—	—	17,002	45,338	90,676	—	—	—	$557,332	(5)
John Holleran	—	—	$150,000	$600,000	$1,080,000	—	—	—	—	—	—	—
	2/19/2015	2/19/2015	—	—	—	—	—	—	12,751	—	—	$449,983
	2/19/2015	2/19/2015	—	—	—	—	—	—	—	37,035	$35.29	$449,992
	2/19/2015	2/19/2015	—	—	—	9,563	25,502	51,004	—	—	—	$313,481	(5)
Thomas Deitrich	—	—	$30,890	$123,562	$222,411	—	—	—	—	—	—	—
	12/10/2015	12/10/2015	—	—	—	—	—	—	85,397	—	—	$2,999,997
	12/10/2015	12/10/2015	—	—	—	—	—	—	—	83,779	$35.13	$999,992
W. Mark Schmitz	—	—	$89,063	$356,250	$641,250	—	—	—	—	—	—	—
	2/19/2015	2/19/2015	—	—	—	—	—	—	7,084	—	—	$249,994
	2/19/2015	2/19/2015	—	—	—	—	—	—	—	20,575	$35.29	$249,996
	2/19/2015	2/19/2015	—	—	—	5,313	14,168	28,336	—	—	—	$174,148	(5)
Michel Cadieux	—	—	$75,000	$300,000	$540,000	—	—	—	—	—	—	—
	2/19/2015	2/19/2015	—	—	—	—	—	—	5,667	—	—	$199,988
	2/19/2015	2/19/2015	—	—	—	—	—	—	—	16,460	$35.29	$199,996
	2/19/2015	2/19/2015	—	—	—	4,250	11,334	22,668	—	—	—	$139,333	(5)
Shannon Votava	—	—	$49,869	$199,477	$359,058	—	—	—	—	—	—	—
	2/19/2015	2/19/2015	—	—	—	—	—	—	3,542	—	—	$124,997
	2/19/2015	2/19/2015	—	—	—	—	—	—	—	10,287	$35.29	$124,992
	2/19/2015	2/19/2015	—	—	—	2,657	7,084	14,168	—	—	—	$87,074	(5)

(1)

Represents threshold, target and maximum opportunity under the Company’s annual incentive program for fiscal 2015. The annual incentive program was cancelled for 2015 and no awards were earned. Our annual incentive program is discussed under the caption “Annual Cash Incentives – The Executive Management Incentive Plan (EMIP)” in the CD&A.

(2)

Represents range of possible PRSU payouts for the three-year performance cycle beginning in 2015; earned PRSU awards are paid in Itron common stock. Our PRSUs are discussed under the caption “A Closer Look at Performance-Based Restricted Stock Units (PRSUs)” in the CD&A.

(3)	Amounts shown in this column reflect the number of time-vested RSUs granted under our 2010 SIP.

(4)	Amounts shown in this column reflect the number of options granted under our 2010 SIP.

(5)

Amounts shown are based on target performance achievement for the 2015 portion of the three-year performance cycle. As required under FASB ASC Topic 718, includes the value of the award contingent upon the Company’s financial performance and the full grant date fair value for the TSR multiplier. See footnote 2 of the Summary Compensation Table for further details.

The non-equity incentive awards included in this table and also set forth in the Summary Compensation Table represent the annual incentive component of our executives’ compensation. These potential payout awards are paid in cash as a percentage of each of the NEO’s salary, based upon achievement of certain pre-determined financial performance criteria. There was no payout of non-equity incentive awards for 2015. For more details, refer to “EXECUTIVE COMPENSATION – 2015 Executive Compensation Program in Detail” section of this CD&A.

Under the Company’s LTIP for the 2013 three-year performance period (2013-2015), the threshold level of performance for the years 2013 and 2015 were not achieved. (For the first year of the new three-year performance period implemented in 2013, there is a 2-year (33.3% of the potential) and a 3-year (66.7% of the potential) component.) The amounts included in the “All Other Stock Awards” column and in the “All Other Option Awards” column represent time-vested RSUs and stock options, respectively, both of which were issued under the Company’s Amended and Restated 2010 Stock Incentive Plan (2010 SIP). For further details on these awards, see “EXECUTIVE COMPENSATION – 2015 Executive Compensation Program in Detail” in this CD&A.

Upon Mr. Holleran’s separation from the Company at the end of 2015, he received compensation and benefits consistent with our Severance Policy, which is summarized under “Potential Payments upon Termination – Executive Officer Severance Policy.”

2015 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding equity awards held by each NEO as of December 31, 2015.

Outstanding Equity Awards At Fiscal Year-End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Philip Mezey	8/7/2006	16,000		$48.51	8/7/2016
	5/14/2007	20,000		$67.43	5/14/2017
	5/5/2008	20,000		$95.78	5/5/2018
	2/11/2010	8,610		$61.56	2/11/2020
	2/24/2011	8,810		$56.65	2/24/2021
	2/16/2012	11,398		$48.23	2/16/2022
	11/15/2012	140,570		$41.36	11/15/2022
	2/22/2013	34,180	17,090	$43.38	2/22/2023
	2/22/2013					6,147(2)	$222,398
	2/21/2014	19,652	39,305	$35.05	2/21/2024
	2/21/2014					15,216(2)	$550,515
	5/28/2014							45,649(3)	$1,651,581
	2/19/2015		65,841	$35.29	2/19/2025
	2/19/2015					22,669(2)	$820,164
	2/19/2015							45,338(4)	$1,640,329
John Holleran	2/22/2007	20,000		$62.52	2/22/2017
	5/14/2007	20,000		$67.43	5/14/2017
	5/5/2008	20,000		$95.78	5/5/2018
	2/11/2010	8,610		$61.56	2/11/2020
	2/24/2011	8,810		$56.65	2/24/2021
	2/16/2012	11,398		$48.23	2/16/2022
	2/21/2013	19,561	9,781	$42.35	2/21/2023
	2/21/2013					3,542(2)	$128,150
	2/19/2014	10,964	21,928	$35.29	2/19/2024
	2/19/2014					8,501(2)	$307,566
	5/28/2014							25,502(3)	$922,662
	2/19/2015		37,035	$35.29	2/19/2025
	2/19/2015					12,751(2)	$461,331
	2/19/2015							25,502(4)	$922,662
Thomas Deitrich	12/10/2015		83,779	$35.13	12/10/2025
	12/10/2015					85,397(2)	$3,089,663
W. Mark Schmitz	9/17/2014	4,509	9,018	$40.59	9/17/2024
	9/17/2014					3,080(2)	$111,434
	9/17/2014							9,238(3)	$334,231
	2/19/2015		20,575	$35.29	2/19/2025
	2/19/2015					7,084(2)	$256,299
	2/19/2015							14,168(4)	$512,598
Michel Cadieux	2/19/2014	2,741	5,482	$35.29	2/19/2024
	2/19/2014					2,125(2)	$76,883
	5/28/2014							6,375(3)	$230,648
	2/19/2015		16,460	$35.29	2/19/2025
	2/19/2015					5,667(2)	$205,032
	2/19/2015							11,334(4)	$410,064

Outstanding Equity Awards At Fiscal Year-End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shannon Votava	12/12/2011	10,000		$35.65	12/12/2021
	2/16/2012	4,023		$48.23	2/16/2022
	2/21/2013	4,347	2,174	$42.35	2/21/2023
	2/21/2013					787(2)	$28,474
	2/19/2014	2,436	4,873	$35.29	2/19/2024
	2/19/2014					1,889(2)	$68,344
	5/28/2014							5,667(3)	$205,032
	2/19/2015		10,287	$35.29	2/19/2025
	2/19/2015					3,542(2)	$128,150
	2/19/2015							7,084(4)	$256,299

(1)

One third of the options granted on February 21, 2013 vest on each of February 21, 2014, 2015 and 2016. One third of the options granted on February 22, 2013 vest on each of February 22, 2014, 2015 and 2016. One third of the options granted on February 19, 2014 vest on each of February 19, 2015, 2016 and 2017. One third of the options granted on February 21, 2014 vest on each of February 21, 2015, 2016 and 2017. One third of the options granted on September 17, 2014 vest on each of September 17, 2015, 2016 and 2017. One third of the options granted on February 19, 2015 vest on each of February 19, 2016, 2017 and 2018. One third of the options granted on December 10, 2015 vest on each of December 10, 2016, 2017 and 2018.

(2)

Represents time-vested RSUs granted under the 2010 SIP. One third of the RSUs granted on February 21, 2013 vest on each of February 21, 2014, 2015 and 2016. One third of the RSUs granted on February 22, 2013 vest on each of February 22, 2014, 2015 and 2016. One third of the RSUs granted on February 19, 2014 vest on each of February 19, 2015, 2016 and 2017. One third of the RSUs granted on February 21, 2014 vest on each of February 21, 2015, 2016 and 2017. One third of the RSUs granted on September 17, 2014 vest on each of September 17, 2015, 2016 and 2017. One third of the RSUs granted on September 17, 2014 vest on each of September 17, 2015, 2016 and 2017. One third of the RSUs granted on February 19, 2015 vest on each of February 19, 2016, 2017 and 2018. One third of the RSUs granted on December 10, 2015 vest on each of December 10, 2016, 2017 and 2018.

(3)	Represents PRSUs granted for the three-year performance cycle beginning in 2014 assuming achievement at target levels of performance.

(4)	Represents PRSUs granted for the three-year performance cycle beginning in 2015 assuming achievement at target levels of performance.

(5)	Based on the closing price of our common stock on December 31, 2015 ($36.18).

See “2015 Executive Compensation Program in Detail – Base Salary” in this CD&A regarding severance paid to Mr. Holleran, which included the following equity awards that are reflected in the above table: 4,250 RSUs, which represent those RSUs from the February 19, 2014 grant (reflected above) that were vested as of February 19, 2016; and 3,629 PRSUs earned for the performance period 2013-2015. Mr. Holleran did not earn any PRSUs for the 2015 LTIP, and the remainder of his RSUs granted February 19, 2014 that were unvested at February 29, 2016 (date of his departure), expired by their terms. Mr. Holleran did not receive any accelerated vesting on any equity awards in connection with his termination from the Company.

2015 Option Exercises and Stock Vested Table

The following table provides information regarding stock option exercises and shares acquired upon the vesting of stock awards by the NEOs during the 2015 fiscal year.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (2)(3)
Philip Mezey	5,000	211	26,240	930,091
John Holleran	—	—	15,608	554,145
Thomas Deitrich	—	—	0	0
W. Mark Schmitz	—	—	1,539	46,816
Michel Cadieux	—	—	1,062	37,478
Shannon Votava	—	—	3,659	129,956

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)	Includes PRSUs earned for the three-year performance cycle beginning in 2013 and vested on December 31, 2015.

(3)	Based on the fair market value of our common stock on the vest date.

2015 Nonqualified Deferred Compensation Table

The following table provides information regarding the nonqualified deferred compensation of each of the NEOs for the 2015 fiscal year.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Philip Mezey	92,318	37,286	(36,077)	—	1,309,089
John Holleran	104,780	22,792	(8,798)	—	272,702
Thomas Deitrich	—	—	—	—	—
W. Mark Schmitz	—	—	—	—	—
Michel Cadieux	—	—	—	—	—
Shannon Votava	—	—	—	—	—

(1)	This deferred compensation represents amounts that are reported as compensation earned in 2015 in the Summary Compensation Table.
(2)	These amounts have been included in the Summary Compensation Table in the “All Other Compensation” column.

Executive Deferred Compensation Plan

Executives located in the U.S. are eligible to participate in the Company’s Executive Deferred Compensation Plan. Under this plan, participants may defer up to 50% of their base salary and 50% of their annual incentive to a non-qualified account. Participants may also defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) plan so that the 401(k) plan can satisfy the nondiscrimination requirements applicable to it. Annually, the Company makes matching contributions to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during that year. The employer match into the Executive Deferred Compensation Program only commences after the employee reaches IRS limits on the 401(k) plan and is no longer eligible for the 401(k) match.

Each participant’s account is adjusted for hypothetical investment earnings or losses based on the performance of the “measurement funds” in which the account is deemed to be invested. Participants allocate their accounts among the measurement funds available under the plan and can change their allocation at any time. These measurement funds are the same as the mutual funds offered for investment purposes under the Company’s 401(k) plan. Measurement funds are used solely to determine the amount of the hypothetical investment earnings or losses to be allocated to the participant’s account. The Company is not obligated to invest any assets in these funds.

Accounts are distributed (or commence to be distributed) to participants upon termination of employment with the Company and its affiliates. Distribution will generally be made (or commence to be made) within 90 days after termination. However, distribution will be delayed until six months after termination to the extent necessary to comply with the requirements of Internal Revenue Code Section 409A.

A participant’s account will be distributed in a lump sum, unless the participant elects to have it distributed in substantially equal annual installments over a period of not more than 10 years. This election must be made at the time the participant is first eligible to participate in the plan.

Potential Payments upon Termination

Executive Officer Severance Policy

The Company recognizes that it is usually difficult for executive officers whose employment is terminated involuntarily to obtain a position comparable to the one he or she has with the Company. In view of this, any executive officer who is terminated involuntarily, except if terminated for disciplinary reasons, will be entitled to receive severance pay equal to one year’s base salary, employer benefit premium payments/reimbursement for one year and outplacement assistance provided that (1) the executive releases all claims that he or she may have against the Company, (2) enters into a one year non-compete agreement (where enforceable), (3) agrees not to solicit employees for a period of one year, and (4) agrees not to disparage the Company.

The following describes Company policies, as well as payments due upon termination in accordance with the provisions of our 2010 SIP, pursuant to which all of our LTIP equity awards are granted.

Upon any termination of employment, our NEOs are entitled to receive any accrued and unpaid base salary through the date of termination.

Termination for Cause

The executive is entitled to receive any accrued and unpaid base salary through the date of termination. All options granted automatically expire when terminated for cause and all unvested time-vested RSUs and all unvested awards under the LTIP and the EMIP are forfeited in the event of termination for cause.

Termination Due to Death, Disability, or Retirement

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Time-vested RSUs: If termination is due to retirement, any unvested RSUs granted under the 2010 SIP would immediately terminate. However, any unvested RSUs will vest immediately upon termination due to death or disability (as defined in the 2010 SIP).

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Stock Options: Upon retirement, all unvested options automatically expire and options that were granted under the 2010 SIP would remain exercisable until the earlier of three years following termination or the option expiration date. If termination is due to death or disability, all unvested options become exercisable and remain exercisable until the earlier of one year following the date of termination or the date on which the options expire by their terms.

¡	Performance-Based RSUs (PRSUs): If termination occurs due to death or disability during the performance period, the awards will be vested based on actual performance at the conclusion of the performance period. If termination occurs due to retirement, the awards will be vested at actual performance and pro-rated based on the number of calendar days between the beginning of the performance period and the date of retirement. Vested units generally will be settled at the original vesting date set forth in the award agreement, and in accordance with the provisions of Section 409A of the Code.

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Annual Incentive Plan: For awards under the EMIP, participants would receive a prorated award (assuming an award is earned) based on the number of calendar days employed during the performance period and such payout, if any, will be made at the same time as the other participants.

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Definition of Retirement: For purposes of stock options granted since 2008 as well as all awards granted under the 2010 SIP to NEOs located in the U.S., “retirement” means the earlier of age 65 or age 55 with at least 10 years of service with Itron. For awards outstanding under the Company’s prior 2000 Stock Incentive Plan (2000 SIP), other than stock options granted in 2008 or later, “retirement” means attainment of age 65.

Voluntary Termination or Termination without Cause

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Stock Options: All unvested options automatically expire due to voluntary termination or termination by the Company without cause. Any vested options would remain exercisable until the earlier of 90 days following termination of employment or the date on which the options expire by their terms.

¡	Time-vested RSUs: All unvested RSUs are forfeited upon voluntary termination or termination without cause.

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Performance-Based RSUs (PRSUs): All unvested PRSUs are forfeited upon voluntary termination or termination without cause. Vested units will be settled in accordance with the provisions of Section 409A of the Code.

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Annual Incentive Plan: The bonus under the EMIP would be forfeited in its entirety if the NEO is not employed by the Company or working as a service contractor for the Company at the time of the payout. The 2015 EMIP was cancelled so there will be no payouts from that plan to anyone.

Potential Payments upon Change-in-Control

The following describes the material provisions of the change-in-control agreements that we entered into with our NEOs in January of 2013 or later. The change-in-control agreements provide for the following benefits if there is a change-in-control and the NEO’s employment is terminated by the Company without cause or by the NEO for “good reason”:

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Severance Benefit: The change-in-control agreements provide Messrs. Mezey, Holleran, Deitrich, and Schmitz with a severance benefit equal to 2.5 times the sum of base salary and target annual incentive opportunity. For Ms. Votava and Mr. Cadieux, the benefit is equal to 2 times the sum of base salary and target annual incentive opportunity. For all, the benefit is paid in cash in one lump sum.

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Pro-Rata Annual Incentive for Year of Termination: The change-in-control agreements provide for a payment based on the greater of target opportunity or actual performance (as determined by the Board), prorated for the time worked during the year of termination.

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Welfare Benefit Continuation: The change-in-control agreements provide Messrs. Mezey, Holleran, Deitrich and Schmitz with 2.5 years of life and disability insurance coverage (with no tax gross-up). For Ms. Votava and Mr. Cadieux, this benefit is equal to 2 years of life and disability insurance coverage (with no tax gross-up). The Agreements also provide our NEOs and their dependents with the same respective years of health care coverage.

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Equity Award Vesting and Acceleration (Double Trigger): The change-in-control agreements provide that for equity awards granted after January 1, 2014, any acceleration is “double trigger” and thus will occur only upon a change-in-control and a qualifying termination (a termination without cause or for good reason). Equity granted prior to January 1, 2014 will accelerate at the time of the change-in-control, and PRSU awards would be based on the greater of target opportunity or actual performance, as determined by the Board, pro-rated for the portion of the performance period as of the date of the change-in-control. All vesting acceleration is subject to consummation of the change-in-control transaction.

¡	Excise Tax Gross-Up: There are no effective provisions for an excise tax gross-up.

¡	Legal Fees: The change-in-control agreements provide that NEOs will be reimbursed for legal fees and expenses incurred in seeking to enforce the change-in-control agreement.

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Restrictive Covenants: The change-in-control agreements include restrictive covenants relating to non-solicitation (one-year) and non-disparagement and require a release of all claims against the Company.

¡	Definition of Change-in-Control: For purposes of the change-in-control agreements, a “change-in-control” generally consists of any of the following:

¡	An acquisition of 25 percent or more of our voting securities;

¡	Our current Board of Directors (and their approved successors) ceasing to constitute a majority of the Board;

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Consummation of any merger or consolidation with or into another corporation, the effect of which would be that our Board would consist of a majority of directors who were not members of the Board prior to the merger or consolidation; or

¡	Consummation of any sale or disposition of all or substantially all of our assets, or the approval by our shareholders of a plan of complete liquidation or dissolution of the Company.

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Definition of Good Reason: For purposes of the change-in-control agreements, “good reason” for termination by the NEO of his or her employment generally means any one of the following acts by the Company following a change-in-control:

¡	An adverse change in the NEO’s duties, status or position as an executive officer;

¡	A reduction in the NEO’s base salary;

¡	A reduction in the NEO’s annual bonus or long-term incentive opportunity;

¡	The failure to continue to provide welfare, medical, and other fringe benefits which in the aggregate are substantially similar to those provided immediately prior to the change-in-control;

¡	The requirement for the NEO to be based at an office more than 50 miles from the NEO’s office prior to the change-in-control; or

¡	The failure by the Company or successor company to assume or agree to perform the provisions of the change-in-control agreement.

See also “Termination Payment Tables for NEOs” in this CD&A.

2010 SIP Change-in-Control Provisions

Our 2010 SIP provides that in the event of a change-in-control, as defined in our change-in-control agreements described above, unless otherwise provided in the award agreement, generally awards will be assumed or substituted for by the surviving corporation, and will accelerate only if not so assumed or substituted. The vesting and payout of PRSUs will be governed by the award agreement, as described below.

Performance-Based (PRSU) Change-in-Control Provisions

If a change-in-control occurs during the following performance periods: (2013-2015) under the 2013 grant; (2014-2016) under the 2014 grant; or (2015-2017) under the 2015 grant, the PRSU awards will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control (i) in the event the awards are not assumed by the acquiring entity, or (ii) the beginning of the performance period and the date of termination of employment in the event the awards are assumed by the acquiring entity.

Termination Payment Tables for NEOs

The tables below reflect the estimated amount of incremental compensation payable to each of our NEOs in the event of termination of employment or change-in-control. The tables do not include benefits generally available to all employees on a non-discriminatory basis or payments and benefits that the NEOs would have already earned during their employment with us, whether or not a termination or change-in-control event had occurred. The amounts shown assume that such termination or change-in-control was effective as of December 31, 2015. With the exception of Mr. Holleran, the actual amounts to be paid out can only be determined at the time of such executive’s termination or upon a change-in-control, as applicable. Mr. Holleran received severance in accordance with our Severance Policy, which is summarized under “Potential Payments upon Termination – Executive Officer Severance Policy.” Severance payments to Mr. Holleran included one year’s base salary ($600,000), employer benefit premium payments for one year ($14,776) and outplacement assistance ($17,500).

Summary of Termination Payments Philip Mezey
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$1,000,000	$1,000,000
Accelerated Stock Options (3)	$—	$—	$103,013	$103,013	$—	$—	$—	$103,013
Severance (4)	$—	$—	$—	$—	$—	$829,607	$—	$4,500,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$51,519
Accelerated RSUs (5)	$—	$—	$1,593,078	$1,593,078	$—	$—	$222,398	$1,593,078
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$3,519,807	$3,519,807	$1,874,224	$—	$662,166	$2,536,391

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2015, the annual incentive plan was cancelled resulting in a $0 payout, thus actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2015 and the amount earned based on actual performance in 2015.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2015 ($36.18). Beginning with grants made in 2014, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2015 ($36.18). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards granted prior to 2014 based on the closing price of our stock on December 31, 2015 ($36.18). Beginning with grants made in 2014, upon a change-in-control only (single trigger) RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. As of December 31, 2015, two three-year performance cycles (2014-2016 and 2015-2017) are not yet complete and target performance is presumed. For the 2013-2015 performance cycle, target payouts were used since actual payouts are less than target for the cycle. Beginning with grants made in 2014, upon a change-in-control only (single trigger) PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. Upon a change-in-control only, value represents the incremental difference in values between target and actual performance. Values are based on the closing price of our common stock on December 31, 2015 ($36.18).

Summary of Termination Payments Thomas Deitrich
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$123,562	$123,562
Accelerated Stock Options (3)	$—	$—	$87,968	$87,968	$—	$—	$—	$87,968
Severance (4)	$—	$—	$—	$—	$—	$580,497	$—	$2,750,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$53,742
Accelerated RSUs (5)	$—	$—	$3,089,663	$3,089,663	$—	$—	$—	$3,089,663
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$—	$—	$—	$—	$—	$—

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2015, the annual incentive plan was cancelled resulting in a $0 payout, thus actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2015 and the amount earned based on actual performance in 2015.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2015 ($36.18). Beginning with grants made in 2014, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2015 ($36.18). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards granted prior to 2014 based on the closing price of our stock on December 31, 2015 ($36.18). Beginning with grants made in 2014, upon a change-in-control only (single trigger) RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)	Mr. Deitrich did not have any outstanding PRSUs as of December 31, 2015.

Summary of Termination Payments W. Mark Schmitz
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$356,250	$356,250
Accelerated Stock Options (3)	$—	$—	$18,312	$18,312	$—	$—	$—	$18,312
Severance (4)	$—	$—	$—	$—	$—	$498,104	$—	$2,078,125
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$35,260
Accelerated RSUs (5)	$—	$—	$367,734	$367,734	$—	$—	$—	$367,734
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$846,829	$846,829	$393,327	$—	$—	$393,327

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2015, the annual incentive plan was cancelled resulting in a $0 payout, thus actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2015 and the amount earned based on actual performance in 2015.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2015 ($36.18). Beginning with grants made in 2014, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2015 ($36.18). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards granted prior to 2014 based on the closing price of our stock on December 31, 2015 ($36.18). Beginning with grants made in 2014, upon a change-in-control only (single trigger) RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. As of December 31, 2015, two three-year performance cycles (2014-2016 and 2015-2017) are not yet complete and target performance is presumed. For the 2013-2015 performance cycle, target payouts were used since actual payouts are less than target for the cycle. Beginning with grants made in 2014, upon a change-in-control only (single trigger) PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. Upon a change-in-control only, value represents the incremental difference in values between target and actual performance. Values are based on the closing price of our common stock on December 31, 2015 ($36.18).

Summary of Termination Payments Michel Cadieux
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$300,000	$300,000
Accelerated Stock Options (3)	$—	$—	$19,528	$19,528	$—	$—	$—	$19,528
Severance (4)	$—	$—	$—	$—	$—	$430,295	$—	$1,400,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$42,590
Accelerated RSUs (5)	$—	$—	$281,915	$281,915	$—	$—	$—	$281,915
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$640,712	$640,712	$290,188	$—	$—	$290,188

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2015, the annual incentive plan was cancelled resulting in a $0 payout, thus actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2015 and the amount earned based on actual performance in 2015.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2015 ($36.18). Beginning with grants made in 2014, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2015 ($36.18). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards granted prior to 2014 based on the closing price of our stock on December 31, 2015 ($36.18). Beginning with grants made in 2014, upon a change-in-control only (single trigger) RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. As of December 31, 2015, two three-year performance cycles (2014-2016 and 2015-2017) are not yet complete and target performance is presumed. For the 2013-2015 performance cycle, target payouts were used since actual payouts are less than target for the cycle. Beginning with grants made in 2014, upon a change-in-control only (single trigger) PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. Upon a change-in-control only, value represents the incremental difference in values between target and actual performance. Values are based on the closing price of our common stock on December 31, 2015 ($36.18).

Summary of Termination Payments Shannon Votava
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$199,477	$199,477
Accelerated Stock Options (3)	$—	$—	$13,492	$13,492	$—	$—	$—	$13,492
Severance (4)	$—	$—	$—	$—	$—	$398,379	$—	$1,261,260
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$14,358
Accelerated RSUs (5)	$—	$—	$224,967	$224,967	$—	$—	$28,474	$224,967
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$490,492	$490,492	$251,079	$—	$84,806	$335,885

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2015, the annual incentive plan was cancelled resulting in a $0 payout, thus actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2015 and the amount earned based on actual performance in 2015.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2015 ($36.18). Beginning with grants made in 2014, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2015 ($36.18). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards granted prior to 2014 based on the closing price of our stock on December 31, 2015 ($36.18). Beginning with grants made in 2014, upon a change-in-control only (single trigger) RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. As of December 31, 2015, two three-year performance cycles (2014-2016 and 2015-2017) are not yet complete and target performance is presumed. For the 2013-2015 performance cycle, target payouts were used since actual payouts are less than target for the cycle. Beginning with grants made in 2014, upon a change-in-control only (single trigger) PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. Upon a change-in-control only, value represents the incremental difference in values between target and actual performance. Values are based on the closing price of our common stock on December 31, 2015 ($36.18).

2015 AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is composed of independent directors as defined by Rule 5605(a)(2) of the NASDAQ rules and acts under a written charter developed by the Committee and approved by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm in 2015, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (the PCAOB) and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes on behalf of our Board of Directors.

In connection with the December 31, 2015 financial statements, the Audit/Finance Committee hereby reports as follows:

(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements and report on internal control over financial reporting with management.

(2)	The Audit/Finance Committee has discussed with the independent auditors the matters required by PCAOB Auditing Standard No. 16, Communications with Audit Committees.

(3)

The Audit/Finance Committee has received the written disclosures and the letter from the auditors required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit/Finance Committee concerning independence, and discussed with the auditors the auditors’ independence.

(4)

Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors and the Board has approved, that the Company’s audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2015.

Audit/Finance Committee

Thomas S. Glanville, Chairman

Frank M. Jaehnert

Jerome J. Lande

Timothy M. Leyden

Sharon L. Nelson

Gary E. Pruitt

CHANGE IN CERTIFYING ACCOUNTANT

In 2015, the Audit/Finance Committee of the Board, together with the Company’s management, conducted a comprehensive, competitive process to determine the Company’s independent registered public accountant for the Company’s fiscal year ending December 31, 2016. On September 10, 2015, upon the recommendation of the Audit/Finance Committee, the Board approved the appointment of Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accountant for the year ending December 31, 2016, subject to completion by Deloitte of its customary client acceptance procedures. On March 11, 2016, Deloitte was formally engaged as the Company’s independent registered public accountant for the year ending December 31, 2016.

Additionally on September 10, 2015, and also upon the recommendation of the Audit/Finance Committee, the Board approved the dismissal of Ernst & Young LLP (EY) as the independent registered public accounting firm of the Company effective following the issuance by EY of its reports on the Company’s consolidated financial statements for the year ended December 31, 2015 and the effectiveness of internal control over financial reporting of the Company as of December 31, 2015. Both reports were included in Itron’s Annual Report on Form 10-K for the year ended December 31, 2015 (10-K) filed with the Securities and Exchange Commission (SEC) on June 30, 2016.

The reports of EY on the Company’s consolidated financial statements for each of the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through June 30, 2016, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in its report.

As previously disclosed by the Company in its Annual Report on Form 10-K for the year ended December 31, 2015, the Company did not maintain effective internal control over financial reporting as of December 31, 2015 because of the effect of the following material weakness identified in management’s assessment:

¡

Management did not design and maintain effective controls to determine whether vendor specific objective evidence of fair value could be demonstrated for substantially all maintenance contracts associated with certain software solutions and whether software was essential to the functionality of certain hardware. As a result, the Company determined that revenue from several license agreements was not recognized in the correct period.

Based on the material weakness described above, EY issued an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015. In addition, the material weakness described above was discussed with EY by the Company’s management and the Audit Committee of the Board of Directors of the Company. The Company has authorized EY to fully respond to the inquiries of the Company’s newly appointed independent registered public accountant, Deloitte. During the years ended December 31, 2015 and 2014 and during the interim period through March 11, 2016, neither the Company nor anyone on its behalf has consulted with Deloitte (1) on any matter regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Itron’s financial statements, and neither a written report nor oral advice was provided to Itron that Deloitte concluded was an important factor considered by Itron in reaching a decision as to the accounting, auditing, or financial reporting issue, (2) on any matter that would have been the subject of a disagreement, as defined by Item 304(a)(1)(iv) of Regulation S-K or (3) on any matter that would have been a reportable event, as defined by Item 304(a)(1)(v) of Regulation S-K.

As required by SEC rules, we have provided EY and Deloitte with a copy of the above disclosures prior to filing this Proxy Statement with the SEC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S AUDIT FEES AND SERVICES

For the years ended December 31, 2014 and December 31, 2015, professional services were performed by Ernst & Young LLP and their respective affiliates (collectively, EY). The aggregate fees billed by EY for the years ended December 31, 2014 and 2015 were as follows:

Services Rendered	2014	2015
Audit Fees (1)	$7,773,112	$11,139,010
Audit-Related Fees (2)	—	112,324

Total Audit and Audit-Related Fees	7,773,112	11,251,334
Tax Fees (3)	20,513	17,274
Other Fees (4)	1,995	—

Total Fees	$7,795,620	$11,268,608

(1)

Audit services include fees for professional services rendered for the audit of the Company’s annual financial statements and internal controls over financial reporting for the years ended December 31, 2014 and 2015, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. In addition, services include statutory audits required, and accounting consultations on matters related to the annual audits or interim reviews.

(2)	Audit-related services primarily include fees for accounting policy and process advice and agreed-upon procedures.

(3)	Tax services include fees for consultation and assistance with tax preparation and compliance during the years ended December 31, 2014 and 2015. No other tax services were performed by EY.

(4)

Services performed by EY qualifying as “Other” for the year ended December 31, 2014 related to accounting research tools. The Audit/Finance Committee has considered and concluded that the non-audit services provided to the Company by EY do not impair the auditors’ independence.

The Audit/Finance Committee has adopted policies and procedures that require the Company to obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval is generally granted on a quarterly basis, is detailed as to the particular service or category of services to be provided, and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. In 2014 and 2015, all services were pre-approved in accordance with the charter of the Audit/Finance Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our equity compensation plans in effect as of December 31, 2015.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a)) (c)
Equity Compensation Plans Approved by Shareholders (1)	1,936,603	$48.31(2)	2,992,613(3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,936,603	$48.31(2)	2,992,613(3)

(1)

Under the provisions of the Itron Amended and Restated 2010 Stock Incentive Plan (2010 Plan), the Company may grant stock awards, stock units, performance shares, stock appreciation rights, and performance units (collectively Awards) in addition to stock options. For purposes of this table, the number of performance shares included are determined based on achievement of target performance goals.

(2)	The weighted-average exercise price pertains only to outstanding options and excludes 735,646 shares issuable upon vesting of outstanding Awards.

(3)	This number includes 2,600,999 shares available for issuance under the 2010 Plan and 391,614 shares available for issuance under the 2012 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of June 15, 2016 by:

¡	each of our directors;

¡	each of our executive officers listed in the Summary Compensation Table;

¡	all of our director nominees, directors, and executive officers as a group; and

¡	each person that we know beneficially owns more than 5% of our common stock.

The percentage ownership data is based on 38,242,461 shares of our common stock outstanding as of June 15, 2016. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Number	Percent
Directors and Executive Officers:
Philip C. Mezey (1)	436,974	1.1%
W. Mark Schmitz (2)	28,168	*
Thomas L. Deitrich (3)	97,881	*
John W. Holleran (4)	3,427	*
Michel C. Cadieux (5)	23,574	*
Shannon M. Votava (6)	41,327	*
Kirby A. Dyess (7)	16,823	*
Jon E. Eliassen (8)	22,636	*
Charles H. Gaylord, Jr. (9)	20,409	*
Thomas S. Glanville (10)	25,032	*
Frank M. Jaehnert (11)	3,967	*
Jerome J. Lande (12)	5,445	*
Timothy M. Leyden (13)	4,598	*
Peter Mainz (14)	2,211	*
Sharon L. Nelson (15)	17,457	*
Daniel S. Pelino (16)	5,319	*
Gary E. Pruitt (17)	27,381	*
Diana D. Tremblay (18)	3,967	*
Lynda L. Ziegler (19)	9,547	*
All directors and executive officers as a group (19 persons) (20)	796,143	2.1%

Greater-Than-5% Beneficial Owners:
BlackRock, Inc. (21) 40 East 52nd Street New York, NY 10022	4,697,733	12.3%
Scopia Capital Management LP (22) 152 West 57th Street, 33rd Floor New York, New York 10019	4,475,084	11.7%
Fairpointe Capital LLC (23) 1 N. Franklin Ste. 3300 Chicago, IL 60606	3,442,744	9.0%
Harris Associates L.P. (24) 111 South Wacker Drive, Suite 4600 Chicago, IL 60606	3,156,690	8.3%
Vanguard Group (25) 100 Vanguard Blvd. Malvern, PA 19355	2,789,068	7.3%

*	Less than 1%.

(1)	Includes 337,909 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $46.79 per share.

(2)	Includes 11,367 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $37.39 per share.

(3)	Represents shares owned as of June 15, 2016.

(4)	Represents shares owned as of June 15, 2016.

(5)	Includes 10,968 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $35.29 per share.

(6)	Includes 28,845 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $38.82 per share.

(7)	Includes 4,099 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $66.87 per share.

(8)	Includes 5,144 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $67.55 per share.

(9)

Includes 3,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $70.81 per share. Also includes 2,000 shares held in a trust with Mr. Gaylord and his spouse as trustees, who share voting and investment power over these shares.

(10)	Includes 4,712 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $63.96 per share.

(11)	Represents shares owned as of June 15, 2016.

(12)	Represents shares owned as of June 15, 2016.

(13)	Represents shares owned as of June 15, 2016.

(14)	Represents shares owned as of June 15, 2016.

(15)	Includes 3,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $70.81 per share.

(16)	Represents shares owned as of June 15, 2016.

(17)	Includes 8,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $61.97 per share.

(18)	Represents shares owned as of June 15, 2016.

(19)	Represents shares owned as of June 15, 2016.

(20)	Includes 825,078 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days.

(21)

Information is based on Amendment No. 13 to a Schedule 13G filed with the SEC on January 8, 2016 by BlackRock, Inc., reporting beneficial ownership as of December 31, 2015 on behalf of its investment advisory subsidiaries, BlackRock Advisors LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock (Luxembourg) S.A., BlackRock Life Ltd, BlackRock Investment Management (Australia) Limited, and BlackRock Investment Management UK Ltd. The Schedule 13G indicates that BlackRock Fund Advisors beneficially owns 5% or greater of these shares reported, and that BlackRock, Inc. has sole voting power over 4,602,984 of these shares, and sole dispositive power over all of these shares.

(22)

Information is based on Amendment No. 8 to a Schedule 13D filed with the SEC on March 14, 2016 by Scopia Capital Management LP (“Scopia”) (jointly with others as described below), reporting beneficial ownership as of March 10, 2016, and supplemented with information based on a Form 4 filed by Scopia (jointly with others as described below) with the SEC on April 4, 2016. According to these filings, Scopia beneficially owns 4,475,084 shares of Common Stock by virtue of having sole voting power over 4,475,084 shares of Common Stock and sole power to dispose of 4,475,084 shares of Common Stock in its role as investment advisor for certain funds, consisting of a managed account and the following investment advisory subsidiaries: Scopia Long LLC; Scopia LB LLC; Scopia PX LLC; Scopia Partners LLC; Scopia Long QP LLC; Scopia Long International Master Fund LP; Scopia Windmill Fund LP; Scopia International Master Fund LP; Scopia PX International Master Fund LP; and Scopia LB International Master Fund LP. These filings further indicate that Scopia Management, Inc., as the general partner of Scopia, beneficially owns 4,475,084 shares of Common Stock by virtue of having sole voting power and dispositive power of 4,475,084 shares of Common Stock, and Messrs. Matthew Sirovich and Jeremy Mindich, as the managing directors of Scopia Management, Inc., each beneficially own 4,475,084 shares of Common Stock by virtue of having shared voting power and dispositive power of 4,475,084 shares of Common Stock.

(23)

Information is based on Amendment No. 4 to a Schedule 13G filed with the SEC on February 10, 2016 by Fairpointe Capital LLC (Fairpointe), reporting beneficial ownership as of December 31, 2015. The Schedule 13G indicates that Fairpointe has sole voting power over 3,342,412 of these shares, and sole dispositive power over all but 64,250 shares over which it shares dispositive power.

(24)

Information is based on a Schedule 13G filed with the SEC on February 10, 2016 by Harris Associates L.P. (Harris) reporting beneficial ownership as of December 31, 2015. The Schedule indicates that Harris has sole voting power and sole dispositive power over 2,888,165 of these shares.

(25)

Information is based on Amendment No. 3 to a Schedule 13G filed with the SEC on February 10, 2016 by The Vanguard Group (Vanguard), reporting beneficial ownership as of December 31, 2015. The Schedule 13G indicates that Vanguard has sole dispositive power over 2,739,601 of these shares, and shared dispositive power over 49,467 of these shares. Vanguard has sole voting power over 48,771 of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require our officers, directors, and greater than 10% shareholders to provide us with copies of all Section 16(a) forms they file.

Based solely on our review of these forms and written representations received from certain reporting persons, we believe that, during 2015 all of our executive officers, directors, and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at the office of the Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2015 Annual Report to Shareholders, which includes our financial statements for the year ended December 31, 2015, accompanies this proxy statement. In addition, you may view the Annual Report and this proxy statement on our Company website, www.itron.com, by selecting “About Itron”, “Investors” and then “Investor Relations”.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions must be included in our proxy statement and proxy for the 2017 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2017 annual meeting must give us written notice of the proposal not later than March 1, 2017 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders who wish to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws provide that the notice of proposals to be considered at our annual meeting must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting, and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). Although our 2016 Annual Meeting was postponed this year to September, we intend to hold the 2017 annual meeting in May, when our annual meetings have been held for several years, with the exception of 2016. Shareholders who intend to present proposals at the 2017 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than the 10th day following the day on which the notice of the date of the 2017 annual meeting is made. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2017 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law, and our Amended and Restated Bylaws.

Shareholder proposals should be directed to the attention of our Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019.

OTHER INFORMATION

We make available, free of charge, copies of our filings with the SEC, including this proxy statement and our Annual Report to Shareholders, upon the request of shareholders. The documents are also available for downloading or printing by going to our website at www.itron.com, and selecting “About Itron”, “Investors” and then “Investor Relations – Financial Information”. Shareholders may submit a request for printed copies by e-mail through our website at www.itron.com, by selecting “Investors” and then “Contact Investor Relations” or by mail to the following address:

Itron, Inc. – Attention: Investor Relations

2111 N. Molter Road

Liberty Lake, Washington 99019

DIRECTIONS TO ANNUAL SHAREHOLDERS MEETING

The Hilton Greenville – 45 West Orchard Park Drive, Greenville, South Carolina

DIRECTIONS from Greenville-Spartanburg Airport:

Start out going South on I-85, merge onto I-385 North into Greenville via exit 51,

then take the Haywood Rd exit 39. Hotel is visible from the ramp.

Distance from Hotel: 9 mi.

Drive Time: 10 min.

Turn by turn:

¡	Depart from Greenville-Spartanburg International Airport, SC (0.3 mi.)

¡	Keep straight onto Aviation Pkwy (0.0 mi.)

¡	Keep straight onto road (0.3 mi.)

¡	Take ramp right for I-85 South toward Greenville (5.5 mi.)

¡	At exit 51, take ramp right for I-385 North toward Downtown Greenville (2.9 mi.)

¡	At exit 39, take ramp right for Haywood Rd toward Orchard Park Dr (0.2 mi.)

¡	Turn right onto Haywood Rd (0.1 mi.)

¡	Turn left onto W Orchard Park Dr (0.1 mi.)

¡	Arrive at W Orchard Park Dr on the left (0.0 mi.) – meeting to be held in the Congaree Room

101466CP-01

Itron, Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on September 13, 2016.
Vote by Internet
Go to www.envisionreports.com/ITRI
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website
Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
X
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.
1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain +
1.1 - Lynda L. Ziegler 1.2 - Thomas S. Glanville 1.3 - Diana D. Tremblay
1.4 - Peter Mainz 1.5 - Jerome J. Lande 1.6 - Frank M. Jaehnert
The Board of Directors recommends a vote FOR Proposals 2 and 3, both of which are Company Proposals.
For Against Abstain
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.
3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2016.
B Non-Voting Items
Change of Address — Please print your new address below.
Comments — Please print your comments below. Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
//
1 U P X +
02EKXB

Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on September 14, 2016.
The Proxy Statement and the Annual Report to security holders are available at:
http://www.envisionreports.com/ITRI
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Itron, Inc.
This Proxy is Solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on September 14, 2016
The undersigned hereby appoint(s) Philip C. Mezey and Shannon M. Votava and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on July 25, 2016, at the Annual Meeting of Shareholders of Itron to be held at The Hilton Greenville in the Congaree Room at 45 West Orchard Park Drive, Greenville, South Carolina 29615, at 8:00 a.m., local time, on Wednesday, September 14, 2016, with authority to vote upon the matters listed in this proxy and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
(Continued and to be marked, dated and signed, on the other side)

Itron, Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.
1. Election of Directors: 1.1 - Lynda L. Ziegler 1.4 - Peter Mainz
For Against Abstain
1.2 - Thomas S. Glanville 1.5 - Jerome J. Lande
For Against Abstain
1.3 - Diana D. Tremblay 1.6 - Frank M. Jaehnert
For Against Abstain +
The Board of Directors recommends a vote FOR Proposals 2 and 3, both of which are Company Proposals.
For Against Abstain
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.
3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2016.
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
//
1UPX 2871002 +
02EKYA

Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on September 14, 2016.
The Proxy Statement and the Annual Report to security holders are available at:
http://www.edocumentview.com/ITRI
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Itron, Inc.
This Proxy is Solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on September 14, 2016
The undersigned hereby appoint(s) Philip C. Mezey and Shannon M. Votava and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on July 25, 2016, at the Annual Meeting of Shareholders of Itron to be held at The Hilton Greenville in the Congaree Room at 45 West Orchard Park Drive, Greenville, South Carolina 29615, at 8:00 a.m., local time, on Wednesday, September 14, 2016, with authority to vote upon the matters listed in this proxy and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
(Continued and to be marked, dated and signed, on the other side)

Itron, Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on September 13, 2016.
Vote by Internet
• Go to www.envisionreports.com/ITRI
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.
1. Election of Directors: 1.1 - Lynda L. Ziegler 1.4 - Peter Mainz
For Against Abstain
1.2 - Thomas S. Glanville 1.5 - Jerome J. Lande
For Against Abstain
1.3 - Diana D. Tremblay 1.6 - Frank M. Jaehnert
For Against Abstain +
The Board of Directors recommends a vote FOR Proposals 2 and 3, both of which are Company Proposals.
For Against Abstain
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.
3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2016.
B Non-Voting Items
Change of Address — Please print your new address below.
Comments — Please print your comments below.
Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
//
1UPX +
02EL0B

Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on September 14, 2016.
The Proxy Statement and the Annual Report to security holders are available at:
http://www.envisionreports.com/ITRI
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Itron, Inc.
Annual Meeting September 14, 2016
Fidelity Management Trust Company (“Fidelity”), as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by Fidelity as holder of record. Fidelity will vote your securities in accordance with your wishes if you execute this form and return it promptly in the enclosed business reply envelope, or provide directions via the telephone or internet, as described elsewhere in this form. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.
For this meeting, to the extent of its authority to vote securities in the absence of participant instructions, unless otherwise required by law, Fidelity will not vote any allocated shares with respect to which Fidelity does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please provide your vote directions by September 11, 2016.
Fidelity Management Trust Company
(Continued and to be marked, dated and signed, on the other side)